                                                   Registration No.


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ____________________


                                    FORM T-1

STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                            BANK ONE, COLUMBUS, N.A.


Not Applicable                                                        31-4148768
(State of Incorporation                                         (I.R.S. Employer
if not a national bank)                                      Identification No.)

100 East Broad Street, Columbus, Ohio                                 43271-0181
(Address of trustee's principal                                       (Zip Code)
executive offices)

                                Victoria Pavlick
                         c/o Bank One Trust Company, NA
                              100 East Broad Street
                            Columbus, Ohio 43271-0181
                                 (614) 248-6180
            (Name, address and telephone number of agent for service)

                              ____________________

                                  AMRESCO, INC.
               (Exact name of obligor as specified in its charter)

Delaware                                                         59-1781257
(State or other jurisdiction of                             (I.R.S.Employer
incorporation or organization)                          Identification No.)


1845 Woodall Rodgers Freeway                                          75201
Dallas, Texas                                                    (Zip Code)
(Address of principal executive
offices)


                     SENIOR SUBORDINATED NOTES DUE 2003

                     (Title of the Indenture securities)

                                     GENERAL

1.   GENERAL INFORMATION.
     FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

     (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of the Currency, Washington, D.C.

          Federal Reserve Bank of Cleveland, Cleveland, Ohio

          Federal Deposit Insurance Corporation, Washington, D.C.

          The Board of Governors of the Federal Reserve System, Washington, D.C.

     (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.
     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     The obligor is not an affiliate of the trustee.

16.  LIST OF EXHIBITS
     LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION. (EXHIBITS IDENTIFIED IN PARENTHESES, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS EXHIBITS HERETO.)

Exhibit 1 - A copy of the Articles of Association of the trustee as now in effect.

Exhibit 2 - A copy of the Certificate of Authority of the trustee to commence business, see Exhibit 2 to Form T-1, filed in connection with Form S-3 relating to Wheeling-Pittsburgh Corporation 9 3/8% Senior Notes due 2003, Securities and Exchange Commission File No. 33-50709.

Exhibit 3 - A copy of the Authorization of the trustee to exercise corporate trust powers, see Exhibit 3 to Form T-1, filed in connection with Form S-3 relating to Wheeling-Pittsburgh Corporation 9 3/8% Senior Notes due 2003, Securities and Exchange Commission File No. 33-50709.

Exhibit 4 - A copy of the Bylaws of the trustee as now in effect.

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

Exhibit 7 - Report of Condition of the trustee as of the close of business on September 30, 1995, published pursuant to the requirements of the Comptroller of the Company.

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

Items 3 through 15 are not answered pursuant to General Instruction B which requires responses to Item 1, 2 and 16 only, if the obligor is not in default.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Bank One, Columbus, N.A., a national banking association organized under the National Banking Act, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in Columbus, Ohio, on December 19, 1995.

                                        Bank One, Columbus, N.A.


                                        By:      /s/  Victoria Pavlick
                                           ---------------------------------
                                                   Victoria Pavlick
                                                   Authorized Signer

Exhibit 1

                    BANK ONE, COLUMBUS, NATIONAL ASSOCIATION
                             ARTICLES OF ASSOCIATION

   For the purpose of organizing an association to carry on the business of banking under the laws of the United States, the following Articles of Association are entered into:

   FIRST. The title of this Association shall be BANK ONE, COLUMBUS, NATIONAL ASSOCIATION.

   SECOND. The main office of the Association shall be in Columbus, County of Franklin, State of Ohio. The general business of the Association shall be conducted at its main office and its branches.

   THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five Directors, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time-to-time by resolution of the shareholders at any annual or special meeting thereof, provided, however, that the Board of Directors, by resolution of a majority thereof, shall be authorized to increase the number of its members by not more than two between regular meetings of the shareholders. Each Director, during the full term of his directorship, shall own, as qualifying shares, the minimum number of shares of either this Association or of its parent bank holding company in accordance with the provisions of applicable law. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

   FOURTH. The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office of this Association or such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws, but if no election is held on that day, it may be held on any subsequent business day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

   FIFTH. The authorized amount of capital stock of this Association shall be 2,073,750 shares of common stock of the par value of Ten Dollars ($10) each; but said capital stock may be increased or decreased from time-to-time, in accordance with the provisions of the laws of the United States.

       No holder of shares of the capital stock of any class of the Association shall have the preemptive or preferential right of subscription to any share of any class of stock of this Association, whether now or hereafter authorized or to any obligations convertible into stock of this Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time-to-time determine and at such price as the Board of Directors may from time-to-time fix.

       This Association, at any time and from time-to-time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

   SIXTH. The Board of Directors shall appoint one of its members President of the Association, who shall be Chairman of the Board, unless the Board appoints another director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents and to appoint a Secretary and such other officers and employees as may be required to transact the business of this Association.

       The Board of Directors shall have the power to define the duties of the officers and employees of this Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of this Association shall be made; to manage and administer the business and affairs of this Association; to make all By-Laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

   SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Columbus, Ohio, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of this Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

   EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

   NINTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 10 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

   TENTH. Every person who is or was a Director, officer or employee of the Association or of any other corporation which he served as a Director, officer or employee at the request of the Association as part of his regularly assigned duties may be indemnified by the Association in accordance with the provisions of this paragraph against all liability (including, without limitation, judgments, fines, penalties and settlements) and all reasonable expenses (including, without limitation, attorneys' fees and investigative expenses) that may be incurred or paid by him in connection with any claim, action, suit or proceeding, whether civil, criminal or administrative (all referred to hereafter in this paragraphs as "Claims") or in connection with any appeal relating thereto in which he may become involved as a party or otherwise or with which he may be threatened by reason of his being or having been a Director, officer or employee of the Association or such other corporation, or by reason of any action taken or omitted by him in his capacity as such Director, officer or employee, whether or not he continues to be such at the time such liability or expenses are incurred, provided that nothing contained in this paragraph shall be construed to permit indemnification of any such person who is adjudged guilty of, or liable for, willful misconduct, gross neglect of duty or criminal acts, unless, at the time such indemnification is sought, such indemnification in such instance is permissible under applicable law and regulations, including published rulings of the Comptroller of the Currency or other appropriate supervisory or regulatory authority, and provided further that there shall be no indemnification of directors, officers, or employees against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association. Every person who may be indemnified under the provisions of this paragraph and who has been wholly successful on the merits with respect to any Claim shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification under this paragraph shall be at the sole discretion of the Board of Directors and shall be made only if the Board of Directors or the Executive Committee acting by a quorum consisting of Directors who are not parties to such Claim shall find or if independent legal counsel (who may be the regular counsel of the Association) selected by the Board of Directors or Executive Committee whether or not a disinterested quorum exists shall render their opinion that in view of all of the circumstances then surrounding the Claim, such indemnification is equitable and in the best interests of the Association. Among the circumstances to be taken into consideration in arriving at such a finding or opinion is the existence or non-existence of a contract of insurance or indemnity under which the Association would be wholly or partially reimbursed for such indemnification, but the existence or non-existence of such insurance is not the sole circumstance to be considered nor shall it be wholly determinative of whether such indemnification shall be made. In addition to such finding or opinion, no indemnification under this paragraph shall be made unless the Board of Directors or the Executive Committee acting by a quorum consisting of Directors who are not parties to such Claim shall find or if independent legal counsel (who may be the regular counsel of the Association) selected by the Board of Directors or Executive Committee whether or not a disinterested quorum exists shall render their opinion that the Director, officer or employee acted in good faith in what he reasonably believed to be the best interests of the Association or such other corporation and further in the case of any criminal action or proceeding, that the Director, officer or employee reasonably believed his conduct to be lawful. Determination of any Claim by judgment adverse to a Director, officer or employee by settlement with or without Court approval or conviction upon a plea of guilty or of NOLOCONTENDERE or its equivalent shall not create a presumption that a Director, officer or employee failed to meet the standards of conduct set forth in this paragraph. Expenses incurred with respect to any Claim may be advanced by the Association prior to the final disposition thereof upon receipt of an undertaking satisfactory to the Association by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification under this paragraph. The rights of indemnification provided in this paragraph shall be in addition to any rights to which any Director, officer or employee may otherwise be entitled by contract or as a matter of law. Every person who shall act as a Director, officer or employee of this Association shall be conclusively presumed to be doing so in reliance upon the right of indemnification provided for in this paragraph.

   ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

Exhibit 1

                    BANK ONE, COLUMBUS, NATIONAL ASSOCIATION
                             ARTICLES OF ASSOCIATION

   For the purpose of organizing an association to carry on the business of banking under the laws of the United States, the following Articles of Association are entered into:

   FIRST. The title of this Association shall be BANK ONE, COLUMBUS, NATIONAL ASSOCIATION.

   SECOND. The main office of the Association shall be in Columbus, County of Franklin, State of Ohio. The general business of the Association shall be conducted at its main office and its branches.

   THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five Directors, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time-to-time by resolution of the shareholders at any annual or special meeting thereof, provided, however, that the Board of Directors, by resolution of a majority thereof, shall be authorized to increase the number of its members by not more than two between regular meetings of the shareholders. Each Director, during the full term of his directorship, shall own, as qualifying shares, the minimum number of shares of either this Association or of its parent bank holding company in accordance with the provisions of applicable law. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

   FOURTH. The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office of this Association or such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws, but if no election is held on that day, it may be held on any subsequent business day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

   FIFTH. The authorized amount of capital stock of this Association shall be 2,073,750 shares of common stock of the par value of Ten Dollars ($10) each; but said capital stock may be increased or decreased from time-to-time, in accordance with the provisions of the laws of the United States.

       No holder of shares of the capital stock of any class of the Association shall have the preemptive or preferential right of subscription to any share of any class of stock of this Association, whether now or hereafter authorized or to any obligations convertible into stock of this Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time-to-time determine and at such price as the Board of Directors may from time-to-time fix.

       This Association, at any time and from time-to-time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

   SIXTH. The Board of Directors shall appoint one of its members President of the Association, who shall be Chairman of the Board, unless the Board appoints another director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents and to appoint a Secretary and such other officers and employees as may be required to transact the business of this Association.

       The Board of Directors shall have the power to define the duties of the officers and employees of this Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of this Association shall be made; to manage and administer the business and affairs of this Association; to make all By-Laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

   SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Columbus, Ohio, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of this Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

9/13/91

   EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

   NINTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 10 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

   TENTH. Every person who is or was a Director, officer or employee of the Association or of any other corporation which he served as a Director, officer or employee at the request of the Association as part of his regularly assigned duties may be indemnified by the Association in accordance with the provisions of this paragraph against all liability (including, without limitation, judgments, fines, penalties and settlements) and all reasonable expenses (including, without limitation, attorneys' fees and investigative expenses) that may be incurred or paid by him in connection with any claim, action, suit or proceeding, whether civil, criminal or administrative (all referred to hereafter in this paragraphs as "Claims") or in connection with any appeal relating thereto in which he may become involved as a party or otherwise or with which he may be threatened by reason of his being or having been a Director, officer or employee of the Association or such other corporation, or by reason of any action taken or omitted by him in his capacity as such Director, officer or employee, whether or not he continues to be such at the time such liability or expenses are incurred, provided that nothing contained in this paragraph shall be construed to permit indemnification of any such person who is adjudged guilty of, or liable for, willful misconduct, gross neglect of duty or criminal acts, unless, at the time such indemnification is sought, such indemnification in such instance is permissible under applicable law and regulations, including published rulings of the Comptroller of the Currency or other appropriate supervisory or regulatory authority, and provided further that there shall be no indemnification of directors, officers, or employees against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency which proceeding or action results in a final order assessing civil money


9/13/91
penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association. Every person who may be indemnified under the provisions of this paragraph and who has been wholly successful on the merits with respect to any Claim shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification under this paragraph shall be at the sole discretion of the Board of Directors and shall be made only if the Board of Directors or the Executive Committee acting by a quorum consisting of Directors who are not parties to such Claim shall find or if independent legal counsel (who may be the regular counsel of the Association) selected by the Board of Directors or Executive Committee whether or not a disinterested quorum exists shall render their opinion that in view of all of the circumstances then surrounding the Claim, such indemnification is equitable and in the best interests of the Association. Among the circumstances to be taken into consideration in arriving at such a finding or opinion is the existence or non-existence of a contract of insurance or indemnity under which the Association would be wholly or partially reimbursed for such indemnification, but the existence or non-existence of such insurance is not the sole circumstance to be considered nor shall it be wholly determinative of whether such indemnification shall be made. In addition to such finding or opinion, no indemnification under this paragraph shall be made unless the Board of Directors or the Executive Committee acting by a quorum consisting of Directors who are not parties to such Claim shall find or if independent legal counsel (who may be the regular counsel of the Association) selected by the Board of Directors or Executive Committee whether or not a disinterested quorum exists shall render their opinion that the Director, officer or employee acted in good faith in what he reasonably believed to be the best interests of the Association or such other corporation and further in the case of any criminal action or proceeding, that the Director, officer or employee reasonably believed his conduct to be lawful. Determination of any Claim by judgment adverse to a Director, officer or employee by settlement with or without Court approval or conviction upon a plea of guilty or of NOLOCONTENDERE or its equivalent shall not create a presumption that a Director, officer or employee failed to meet the standards of conduct set forth in this paragraph. Expenses incurred with respect to any Claim may be advanced by the Association prior to the final disposition thereof upon receipt of an undertaking satisfactory to the Association by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification under this paragraph. The rights of indemnification provided in


9/13/91
this paragraph shall be in addition to any rights to which any Director, officer or employee may otherwise be entitled by contract or as a matter of law. Every person who shall act as a Director, officer or employee of this Association shall be conclusively presumed to be doing so in reliance upon the right of indemnification provided for in this paragraph.


9/13/91

   ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.



9/13/91

Exhibit 4

                                     BY-LAWS
                                       OF
                    BANK ONE, COLUMBUS, NATIONAL ASSOCIATION

                                    ARTICLE I
                             MEETING OF SHAREHOLDERS


SECTION 1.01. ANNUAL MEETING. The regular annual meeting of the Shareholders of the Bank for the election of Directors and for the transaction of such business as may properly come before the meeting shall be held at its main banking house, or other convenient place duly authorized by the Board of Directors, on the third Monday of January of each year, or on the next succeeding banking day, if the day fixed falls on a legal holiday. If from any cause, an election of directors is not made on the day fixed for the regular meeting of shareholders or, in the event of a legal holiday, on the next succeeding banking day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting. Notice of such annual meeting shall be given by or under the direction of the Secretary or such other officer as may be designated by the Chief Executive Officer by first-class mail, postage prepaid, to all shareholders of record of the Bank at their respective addresses as shown upon the books of the Bank mailed not less than ten days prior to the date fixed for such meeting.

SECTION 1.02. SPECIAL MEETINGS. A special meeting of the shareholders of this Bank may be called at any time by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than ten percent of the stock of this Bank. The notice of any special meeting of the shareholders called by the Board of Directors, stating the time, place and purpose of the meeting, shall be given by or under the direction of the Secretary, or such other officer as is designated by the Chief Executive Officer, by first-class mail, postage prepaid, to all shareholders of record of the Bank at their respective addresses as shown upon the books of the Bank, mailed not less than ten days prior to the date fixed for such meeting.

   Any special meeting of shareholders shall be conducted and its proceedings recorded in the manner prescribed in these By-Laws for annual meetings of shareholders.

9/13/91

SECTION 1.03. SECRETARY OF SHAREHOLDERS' MEETING. The Board of Directors may designate a person to be the Secretary of the meetings of shareholders. In the absence of a presiding officer, as designated in these By-Laws, the Board of Directors may designate a person to act as the presiding officer. In the event the Board of Directors fails to designate a person to preside at a meeting of shareholders and a Secretary of such meeting, the shareholders present or represented shall elect a person to preside and a person to serve as Secretary of the meeting.

   The Secretary of the meetings of shareholders shall cause the returns made by the judges and election and other proceedings to be recorded in the minute book of the Bank. The presiding officer shall notify the directors-elect of their election and to meet forthwith for the organization of the new board.

   The minutes of the meeting shall be signed by the presiding officer and the Secretary designated for the meeting.

SECTION 1.04. JUDGES OF ELECTION. The Board of Directors may appoint as many as three shareholders to be judges of the election, who shall hold and conduct the same, and who shall, after the election has been held, notify, in writing over their signatures, the secretary of the shareholders' meeting of the result thereof and the names of the Directors elected; provided, however, that upon failure for any reason of any judge or judges of election, so appointed by the directors, to serve, the presiding officer of the meeting shall appoint other shareholders or their proxies to fill the vacancies. The judges of election at the request of the chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall notify, in writing over their signatures, the secretary of the Board of Directors of the result thereof.

SECTION 1.05. PROXIES. In all elections of Directors, each shareholder of record, who is qualified to vote under the provisions of Federal Law, shall have the right to vote the number of shares of record in his name for as many persons as there are Directors to be

1/18/94
elected, or to cumulate such shares as provided by Federal Law. In deciding all other questions at meetings of shareholders, each shareholder shall be entitled to one vote on each share of stock of record in his name. Shareholders may vote by proxy duly authorized in writing. All proxies used at the annual meeting shall be secured for that meeting only, or any adjournment thereof, and shall be dated, and if not dated by the shareholder, shall be dated as of the date of receipt thereof. No officer or employee of this Bank may act as proxy.

SECTION 1.06. QUORUM. Holders of record of a majority of the shares of the capital stock of the Bank, eligible to be voted, present either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders, but shareholders present at any meeting and constituting less than a quorum may, without further notice, adjourn the meeting from time to time until a quorum is obtained. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

1/18/94

                                   ARTICLE II
                                    DIRECTORS

SECTION 2.01. MANAGEMENT OF THE BANK. The business of the Bank shall be managed by the Board of Directors. Each director of the Bank shall be the beneficial owner of a substantial number of shares of BANC ONE CORPORATION and shall be employed either in the position of Chief Executive Officer or active leadership within his or her business, professional or community interest which shall be located within the geographic area in which the Bank operates, or as an executive officer of the Bank. A director shall not be eligible for nomination and re-election as a director of the Bank if such person's executive or leadership position within his or her business, professional or community interests which qualifies such person as a director of Bank terminates. The age of 70 is the mandatory retirement age as a director of the Bank. When a person's eligibility as director of the Bank terminates, whether because of change in share ownership, position, residency or age, within 30 days after such termination, such person shall submit his resignation as a director to be effective at the pleasure of the Board provided, however, that in no event shall such person be nominated or elected as a director. Provided, however, following a person's retirement or resignation as a director because of the age limitations herein set forth with respect to election or re-election as a director, such person may, in special or unusual circumstances, and at the discretion of the Board, be elected by the directors as a Director Emeritus of the Bank for a limited period of time. A Director Emeritus shall have the right to participate in board meetings but shall be without the power to vote and shall be subject to re-election by the Board at its organizational meeting following the Bank's annual meeting of shareholders.

SECTION 2.02. QUALIFICATIONS. Each director shall have the qualification prescribed by law. No person elected a director may exercise any of the powers of his office until he has taken the oath of such office.

SECTION 2.03. TERM OF OFFICE/VACANCIES. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to his prior death, resignation, or removal from office.


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

Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Bank until such vacancy is filled by the remaining directors, and any director so appointed shall hold office for the unexpired term of his or her successor. Notwithstanding the foregoing, each director shall hold office and serve at the pleasure of the Board.

SECTION 2.04. ORGANIZATION MEETING. The directors elected by the shareholders shall meet for organization of the new board at the time fixed by the presiding officer of the annual meeting. If at the time fixed for such meeting there is no quorum present, the Directors in attendance may adjourn from time to time until a quorum is obtained. A majority of the number of Directors elected by the shareholders shall constitute a quorum for the transaction of business.

SECTION 2.05. REGULAR MEETINGS. The regular meetings of the Board of Directors shall be held on the third Monday of each calendar month excluding March and July, which meeting will be held at 4:00 p.m. When any regular meeting of the Board falls on a holiday, the meeting shall be held on such other day as the Board may previously designate or should the Board fail to so designate, on such day as the Chairman of the Board of President may fix. Whenever a quorum is not present, the directors in attendance shall adjourn the meeting to a time not later than the date fixed by the Bylaws for the next succeeding regular meeting of the Board.

SECTION 2.06. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held at the call of the Chairman of the Board or President, or at the request of two or more Directors. Any special meeting may be held at such place in Franklin County, Ohio, and at such time as may be fixed in the call. Written or oral notice shall be given to each Director not later than the day next preceding the day on which special meeting is to be held, which notice may be waived in writing. The presence of a Director at any meeting of the Board shall be deemed a waiver of notice thereof by him. Whenever a quorum is not present the Directors in attendance shall adjourn the special meeting from day to day until a quorum is obtained.

SECTION 2.07. QUORUM. A majority of the Directors shall constitute a quorum at any


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

meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time-to-time, and the meeting may be held, as adjourned, without further notice. When, however, less than a quorum as herein defined, but at least one-third and not less than two of the authorized number of Directors are present at a meeting of the Directors, business of the Bank may be transacted and matters before the Board approved or disapproved by the unanimous vote of the Directors present.

SECTION 2.08. COMPENSATION. Each member of the Board of Directors shall receive such fees for, and transportation expenses incident to, attendance at Board and Board Committee Meetings and such fees for service as a Director irrespective of meeting attendance as from time to time are fixed by resolution of the Board; provided, however, that payment hereunder shall not be made to a Director for meetings attended and/or Board service which are not for the Bank's sole benefit and which are concurrent and duplicative with meetings attended or board service for an affiliate of the Bank for which the Director receives payment; and provided further, that payment hereunder shall not be made in the case of any Director in the regular employment of the Bank or of one of its affiliates.

SECTION 2.09. EXECUTIVE COMMITTEE. There shall be a standing committee of the Board of Directors known as the Executive Committee which shall possess and exercise, when the Board is not in session, all powers of the Board that may lawfully be delegated. The Executive Committee shall also exercise the powers of the Board of Directors in accordance with the Provisions of the "Employees Retirement Plan" and the "Agreement and Declaration of Trust" as the same now exist or may be amended hereafter. The Executive Committee shall consist of not fewer than four board members, including the Chairman of the Board and President of the Bank, one of whom, as hereinafter required by these By-laws, shall be the Chief Executive Officer. The other members of the Committee shall be appointed by the Chairman of the Board or by the President, with the approval of the Board and shall continue as members of the Executive Committee until their successors are appointed, provided, however, that any member of the Executive Committee may be removed by the Board upon a majority vote thereof at any regular or special meeting of the Board. The Chairman or President shall fill any vacancy in the Committee by the appointment of another Director, subject to the approval of the Board of Directors. The regular meetings of the Executive Committee shall be held on a regular basis as scheduled


                                     -14-

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


by the Board of Directors. Special meetings of the Executive Committee shall be held at the call of the Chairman or President or any two members thereof at such time or times as may be designated. In the event of the absence of any member or members of the Committee, the presiding member may appoint a member or members of the Board to fill the place or places of such absent member or members to serve during such absence. Not fewer than three members of the Committee must be present at any meeting of the Executive Committee to constitute a quorum, provided, however that with regard to any matters on which the Executive Committee shall vote, a majority of the Committee members present at the meeting at which a vote is to be taken shall not be officers of the Bank and, provided further, that if, at any meeting at which the Chairman of the Board and President are both present, Committee members who are not officers are not in the majority, then the Chairman of the Board or President, which ever of such officers is not also the Chief Executive Officer, shall not be eligible to vote at such meeting and shall not be recognized for purposes of determining if a quorum is present at such meeting. When neither the Chairman of the Board nor President are present, the Committee shall appoint a presiding officer. The Executive Committee shall keep a record of its proceedings and report its proceedings and the action taken by it to the Board of Directors.

SECTION 2.10 COMMUNITY REINVESTMENT ACT AND COMPLIANCE POLICY COMMITTEE. There shall be a standing committee of the Board of Directors known as the Community Reinvestment Act and Compliance Policy Committee the duties of which shall be, at least once in each calendar year, to review, develop and recommend policies and programs related to the Bank's Community Reinvestment Act Compliance and regulatory compliance with all existing statutes, rules and regulations affecting the Bank under state and federal law. Such Committee shall provide and promptly make a full report of such review of current Bank policies with regard to Community Reinvestment Act and regulatory compliance in writing to the Board, with recommendations, if any, which may be necessary to correct any unsatisfactory conditions. Such Committee may, in its discretion, in fulfilling its duties, utilize the Community Reinvestment Act officers of the Bank, Banc One Ohio Corporation and Banc One Corporation and may engage outside Community Reinvestment Act experts, as approved by the Board, to review, develop and recommend policies and programs as herein required. The Community Reinvestment Act and regulatory compliance policies and procedures established and the recommendations made shall be consistent


                                      -15-

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

with, and shall supplement, the Community Reinvestment Act and regulatory compliance programs, policies and procedures of Banc One Corporation and Banc One Ohio Corporation. The Community Reinvestment Act and Compliance Policy Committee shall consist of not fewer than four board members, one of whom shall be the Chief Executive Officer and a majority of whom are not officers of the Bank. Not fewer than three members of the Committee, a majority of whom are not officers of the Bank, must be present to constitute a quorum. The Chairman of the Board or President of the Bank, whichever is not the Chief Executive Officer, shall be an ex officio member of the Community Reinvestment Act and Compliance Policy Committee. The Community Reinvestment Act and Compliance Policy Committee, whose chairman shall be appointed by the Board, shall keep a record of its proceedings and report its proceedings and the action taken by it to the Board of Directors.

SECTION 2.11. TRUST COMMITTEES. There shall be two standing Committees known as the Trust Management Committee and the Trust Examination Committee appointed as hereinafter provided.

SECTION 2.12. OTHER COMMITTEES. The Board of Directors may appoint such special committees from time to time as are in its judgment necessary in the interest of the Bank.









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


                                   ARTICLE III
                    OFFICERS, MANAGEMENT STAFF AND EMPLOYEES

SECTION 3.01.  OFFICERS AND MANAGEMENT STAFF.

   (a) The officers of the Bank shall include a President, Secretary and Security Officer and may include a Chairman of the Board, one or more Vice Chairmen, one or more Vice Presidents (which may include one or more Executive Vice Presidents and/or Senior Vice Presidents) and one or more Assistant Secretaries, all of whom shall be elected by the Board. All other officers may be elected by the Board or appointed in writing by the Chief Executive Officer. The salaries of all officers elected by the Board shall be fixed by the Board. The Board from time-to-time shall designate the President or Chairman of the Board to serve as the Bank's Chief Executive Officer.

   (b) The Chairman of the Board, if any, and the President shall be elected by the Board from their own number. The President and Chairman of the Board shall be re-elected by the Board annually at the organizational meeting of the Board of Directors following the Annual Meeting of Shareholders. Such officers as the Board shall elect from their own number shall hold office from the date of their election as officers until the organization meeting of the Board of Directors following the next Annual Meeting of Shareholders, provided, however, that such officers may be relieved of their duties at any time by action of the Board in which event all the powers incident to their office shall immediately terminate.
   (c) Except as provided in the case of the elected officers who are members of the Board, all officers, whether elected or appointed, shall hold office at the pleasure of the Board. Except as otherwise limited by law or these By-laws, the Board assigns to Chief Executive Officer and/or his designees the authority to appoint and dismiss any elected or appointed officer or other member of the Bank's management staff and other employees of the Bank, as the person in charge of and responsible for any branch office, department, section, operation, function, assignment or duty in the Bank.


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

   (d) The management staff of the Bank shall include officers elected by the Board, officers appointed by the Chief Executive Officer, and such other persons in the employment of the Bank who, pursuant to written appointment and authorization by a duly authorized officer of the Bank, perform management functions and have management responsibilities.
       Any two or more offices may be held by the same person except that no person shall hold the office of Chairman of the Board and/or President and at the same time also hold the office of Secretary.

   (e) The Chief Executive Officer of the Bank and any other officer of the Bank, to the extent that such officer is authorized in writing by the Chief Executive Officer, may appoint persons other than officers who are in the employment of the Bank to serve in management positions and in connection therewith, the appointing officer may assign such title, salary, responsibilities and functions as are deemed appropriate by him, provided, however, that nothing contained herein shall be construed as placing any limitation on the authority of the Chief Executive Officer as provided in this and other sections of these By-Laws.

SECTION 3.02. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Bank shall have general and active management of the business of the Bank and shall see that all orders and resolutions of the Board of Directors are carried into effect. Except as otherwise prescribed or limited by these By-Laws, the Chief Executive Officer shall have full right, authority and power to control all personnel, including elected and appointed officers, of the Bank, to employ or direct the employment of such personnel and officers as he may deem necessary, including the fixing of salaries and the dismissal of them at pleasure, and to define and prescribe the duties and responsibility of all Officers of the Bank, subject to such further limitations and directions as he may from time-to-time deem proper. The Chief Executive Officer shall perform all duties incident to his office and such other and further duties, as may, from time-to-time, be required of him by the Board of Directors or the shareholders. The specification of authority in these By-Laws wherever and to whomever granted shall not be construed to limit in any manner the general powers of delegation granted to the Chief Executive Officer in conducting the business of the Bank. The Chief Executive Officer or, in his absence, the Chairman of the Board or President of the Bank, as designated by the Chief Executive Officer, shall preside at all meetings of shareholders and

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


meetings of the Board. In the absence of the Chief Executive Officer, such officer as is designated by the Chief Executive Officer shall be vested with all the powers and perform all the duties of the Chief Executive Officer as defined by these By-Laws. When designating an officer to serve in his absence, the Chief Executive Officer shall select an officer who is a member of the Board of Directors whenever such officer is available.

SECTION 3.03. POWERS OF OFFICERS AND MANAGEMENT STAFF. The Chief Executive Officer, the Chairman of the Board, the President, and those officers so designated and authorized by the Chief Executive Officer are authorized for an on behalf of the Bank, and to the extent permitted by law, to make loans and discounts; to purchase or acquire drafts, notes, stock, bonds, and other securities for investment of funds held by the Bank; to execute and purchase acceptances; to appoint, empower and direct all necessary agents and attor-neys; to sign and give any notice required to be given; to demand payment and/or to declare due for any default any debt or obligation due or payable to the Bank upon demand or authorized to be declared due; to foreclose any mortgages, to exercise any option, privilege or election to forfeit, terminate, extend or renew any lease; to authorize and direct any proceedings for the collection of any money or for the enforcement of any right or obligation; to adjust, settle and compromise all claims of every kind and description in favor of or against the Bank, and to give receipts, releases and discharges therefor; to borrow money and in connection therewith to make, execute and deliver notes, bonds or other evidences of indebtedness; to pledge or hypothecate any securities or any stocks, bonds, notes or any property real or personal held or owned by the Bank, or to rediscount any notes or other obligations held or owned by the Bank, to employ or direct the employment of all personnel, including elected and appointed officers, and the dismissal of them at pleasure, and in furtherance of and in addition to the powers hereinabove set forth to do all such acts and to take all such proceedings as in his judgment are necessary and incidental to the operation of the Bank.

   Other persons in the employment of the Bank, including but not limited to officers and other members of the management staff, may be authorized by the Chief Executive Officer, or by an officer so designated and authorized by the chief Executive Officer, to perform the powers set forth above, subject, however, to such limitations and conditions as are set forth in the authorization given to such persons.

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

SECTION 3.04. SECRETARY. The Secretary or such other officers as may be designated by the Chief Executive Officer shall have supervision and control of the records of the Bank and, subject to the direction of the Chief Executive Officer, shall undertake other duties and functions usually performed by a corporate secretary. Other officers may be designated by the Chief Executive Officer or the Board of Directors as Assistant Secretary to perform the duties of the Secretary.

SECTION 3.05. EXECUTION OF DOCUMENTS. The Chief Executive Officer, Chairman of the Board, President, any officer being a member of the Bank's management staff who is also a person in charge of and responsible for any department within the Bank and any other officer to the extent such officer is so designated and authorized by the Chief Executive Officer, the Chairman of the Board, the President, or any other officer who is a member of the Bank's management staff who is in charge of and responsible for any department within the Bank, are hereby authorized on behalf of the Bank to sell, assign, lease, mortgage, transfer, deliver and convey any real or personal property now or hereafter owned by or standing in the name of the Bank or its nominee, or held by this Bank as collateral security, and to execute and deliver such deeds, contracts, leases, assignments, bills of sale, transfers or other papers or documents as may be appropriate in the circumstances; to execute any loan agreement, security agreement, commitment letters and financing statements and other documents on behalf of the Bank as a lender; to execute purchase orders, documents and agreements entered into by the Bank in the ordinary course of business, relating to purchase, sale, exchange or lease of services, tangible personal property, materials and equipment for the use of the Bank; to execute powers of attorney to perform specific or general functions in the name of or on behalf of the Bank; to execute promissory notes or other instruments evidencing debt of the Bank; to execute instruments pledging or releasing securities for public funds, documents submitting public fund bids on behalf of the Bank and public fund contracts; to purchase and acquire any real or personal property including loan portfolios and to execute and deliver such agreements, contracts or other papers or documents as may be appropriate in the circumstances; to execute any indemnity and fidelity bonds, proxies or other papers or documents of like or different character necessary, desirable or incidental to the conduct of its banking business; to execute and deliver settlement agreements or other papers or documents as may be appropriate in connection with a dismissal authorized by
Section 3.01(c) of these By-laws;

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


to execute agreements, instruments, documents, contracts or other papers of like or difference character necessary, desirable or incidental to the conduct of its banking business; and to execute and deliver partial releases from and discharges or assignments of mortgages, financing statements and assignments or surrender of insurance policies, now or hereafter held by this Bank.

   The Chief Executive Officer, Chairman of the Board, President, any officer being a member of the Bank's management staff who is also a person in charge of and responsible for any department within the Bank, and any other officer of the Bank so designated and authorized by the Chief Executive Officer, Chairman of the Board, President or any officer who is a member of the Bank's management staff who is in charge of and responsible for any department within the Bank are authorized for and on behalf of the Bank to sign and issue checks, drafts, and certificates of deposit; to sign and endorse bills of exchange, to sign and countersign foreign and domestic letters of credit, to receive and receipt for payments of principal, interest, dividends, rents, fees and payments of every kind and description paid to the Bank, to sign receipts for property acquired by or entrusted to the Bank, to guarantee the genuineness of signatures on assignments of stocks, bonds or other securities, to sign certifications of checks, to endorse and deliver checks, drafts, warrants, bills, notes, certificates of deposit and acceptances in all business transactions of the Bank.

   Other persons in the employment of the Bank and of its subsidiaries, including but not limited to officers and other members of the management staff, may be authorized by the Chief Executive Officer, Chairman of the Board, President or by an officer so designated by the Chief Executive Officer, Chairman of the Board, or President to perform the acts and to execute the documents set forth above, subject, however, to such limitations and conditions as are contained in the authorization given to such person.

SECTION 3.06. PERFORMANCE BOND. All officers and employees of the Bank shall be bonded for the honest and faithful performance of their duties for such amount as may be prescribed by the Board of Directors.

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


                                   ARTICLE IV
                                TRUST DEPARTMENT

SECTION 4.01. TRUST DEPARTMENT. Pursuant to the fiduciary powers granted to this Bank under the provisions of Federal Law and Regulations of the Comptroller of the Currency, there shall be maintained a separate Trust Department of the Bank, which shall be operated in the manner specified herein.

SECTION 4.02. TRUST MANAGEMENT COMMITTEE. There shall be a standing Committee known as the Trust Management Committee, consisting of at least five members, a majority of whom shall not be officers of the Bank. The Committee shall consist of the Chairman of the Board who shall be Chairman of the Committee, the President, and at least three other Directors appointed by the Board of Directors and who shall continue as members of the Committee until their successors are appointed. Any vacancy in the Trust Management Committee may be filled by the Board at any regular or special meeting. In the event of the absence of any member or members, such Committee may, in its discretion, appoint members of the Board to fill the place of such absent members to serve during such absence. Three members of the Committee shall constitute a quorum. Any member of the Committee may be removed by the Board by a majority vote at any regular or special meeting of the Board. The Committee shall meet at such times as it may determine or at the call of the Chairman, or President or any two members thereof.

     The Trust Management Committee, under the general direction of the Board of Directors, shall supervise the policy of the Trust Department which shall be formulated and executed in accordance with Law, Regulations of the Comptroller of the Currency, and sound fiduciary principles.

SECTION 4.03. TRUST EXAMINATION COMMITTEE. There shall be a standing Committee known as the Trust Examination Committee, consisting of three directors appointed by the Board of Directors and who shall continue as members of the committee until their successors are appointed. Such members shall not be active officers of the Bank. Two members of the Committee shall constitute a quorum. Any member of the Committee may

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

be removed by the Board by a majority vote at any regular or special meeting of the Board. The Committee shall meet at such times as it may determine or at the call of two members thereof.

     This Committee shall, at least once during each calendar year and within fifteen months of the last such audit, or at such other time(s) as may be required by Regulations of the Comptroller of the Currency, make suitable audits of the Trust Department or cause suitable audits to be made by auditors responsible only to the Board of Directors, and at such time shall ascertain whether the Department has been administered in accordance with Law, Regulations of the Comptroller of the Currency and sound fiduciary principles.

     The Committee shall promptly make a full report of such audits in writing to the Board of Directors of the Bank, together with a recommendation as to what action, if any, may be necessary to correct any unsatisfactory condition. A report of the audits together with the action taken thereon shall be noted in the Minutes of the Board of Directors and such report shall be a part of the records of this Bank.

SECTION 4.04. MANAGEMENT. The Trust Department shall be under the management and supervision of an officer of the Bank or of the trust affiliate of the Bank designated by and subject to the advice and direction of the Chief Executive Officer. Such officer having supervisory responsibility over the Trust Department shall do or cause to be done all things necessary or proper in carrying on the business of the Trust Department in accordance with provisions of law and applicable regulations.

SECTION 4.05. HOLDING OF PROPERTY. Property held by the Trust Department may be carried in the name of the Bank in its fiduciary capacity, in the name of Bank, or in the name of a nominee or nominees.

SECTION 4.06. TRUST INVESTMENTS. Funds held by the Bank in a fiduciary capacity awaiting investment or distribution shall not be held uninvested or undistributed any longer than is reasonable for the proper management of the account and shall be invested in accordance with the instrument establishing a fiduciary relationship and local law. Where such instrument does not specify the character or class of investments to be made and does not vest in the Bank any discretion in the matter, funds held pursuant to such instrument

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

shall be invested in any investment which corporate fiduciaries may invest under local law.

     The investments of each account in the Trust Department shall be kept separate from the assets of the Bank, and shall be placed in the joint custody or control of not less than two of the officers or employees of the Bank or of the trust affiliate of the Bank designated for the purpose by the Trust Management Committee.

SECTION 4.07. EXECUTION OF DOCUMENTS. The Chief Executive Officer, Chairman of the Board, President, any officer of the Trust Department, and such other officers of the trust affiliate of the Bank as are specifically designated and authorized by the Chief Executive Officer, the President, or the officer in charge of the Trust Department, are hereby authorized, on behalf of this Bank, to sell, assign, lease, mortgage, transfer, deliver and convey any real property or personal property and to purchase and acquire any real or personal property and to execute and deliver such agreements, contracts, or other papers and documents as may be appropriate in the circumstances for property now or hereafter owned by or standing in the name of this Bank, or its nominee, in any fiduciary capacity, or in the name of any principal for whom this Bank may now or hereafter be acting under a power of attorney, or as agent and to execute and deliver partial releases from any discharges or assignments or mortgages and assignments or surrender of insurance policies, to execute and deliver deeds, contracts, leases, assignments, bills of sale, transfers or such other papers or documents as may be appropriate in the circumstances for property now or hereafter held by this Bank in any fiduciary capacity or owned by any principal for whom this Bank may now or hereafter be acting under a power of attorney or as agent; to execute and deliver settlement agreements or other papers or documents as may be appropriate in connection with a dismissal authorized by Section 3.01(c) of these By-laws; provided that the signature of any such person shall be attested in each case by any officer of the Trust Department or by any other person who is specifically authorized by the Chief Executive Officer, the President or the officer in charge of the Trust Department.

   The Chief Executive Officer, Chairman of the Board, President, any officer of the Trust Department and such other officers of the trust affiliate of the Bank as are specifically designated and authorized by the Chief Executive Officer, the President, or the officer in charge of the Trust Department, or any other person or corporation as is specifically

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

authorized by the Chief Executive Officer, the President or the officer in charge of the Trust Department, are hereby authorized on behalf of this Bank, to sign any and all pleadings and papers in probate and other court proceedings, to execute any indemnity and fidelity bonds, trust agreements, proxies or other papers or documents of like or different character necessary, desirable or incidental to the appointment of the Bank in any fiduciary capacity and the conduct of its business in any fiduciary capacity; also to foreclose any mortgage, to execute and deliver receipts for payments of principal, interest, dividends, rents, fees and payments of every kind and description paid to the Bank; to sign receipts for property acquired or entrusted to the Bank; also to sign stock or bond certificates on behalf of this Bank in any fiduciary capacity and on behalf of this Bank as transfer agent or registrar; to guarantee the genuineness of signatures on assignments of stocks, bonds or other securities, and to authenticate bonds, debentures, land or lease trust certificates or other forms of security issued pursuant to any indenture under which this Bank now or hereafter is acting as Trustee. Any such person, as well as such other persons as are specifically authorized by the Chief Executive Officer or the officer in charge of the Trust Department, may sign checks, drafts and orders for the payment of money executed by the Trust Department in the course of its business.

SECTION 4.08. VOTING OF STOCK. The Chairman of the Board, President, any officer of the Trust Department, any officer of the trust affiliate of the Bank and such other persons as may be specifically authorized by Resolution of the Trust Management Committee or the Board of Directors, may vote shares of stock of a corporation of record on the books of the issuing company in the name of the Bank or in the name of the Bank as fiduciary, or may grant proxies for the voting of such stock of the granting if same is permitted by the instrument under which the Bank is acting in a fiduciary capacity, or by the law applicable to such fiduciary account. In the case of shares of stock which are held by a nominee of the Bank, such shares may be voted by such person(s) authorized by such nominee.

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


                                    ARTICLE V
                          STOCKS AND STOCK CERTIFICATES

SECTION 5.01. STOCK CERTIFICATES. The shares of stock of the Bank shall be evidenced by certificates which shall bear the signature of the Chairman of the Board, the President, or a Vice President (which signature may be engraved, printed or impressed), and shall be signed manually by the Secretary, or any other officer appointed by the Chief Executive Officer for that purpose.

   In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Bank with the same effect as if such officer had not ceased to be such at the time of its issue. Each such certificate shall bear the corporate seal of the Bank, shall recite on its fact that the stock represented thereby is transferable only upon the books of the Bank properly endorsed and shall recite such other information as is required by law and deemed appropriate by the Board. The corporate seal may be facsimile engraved or printed.

SECTION 5.02. STOCK ISSUE AND TRANSFER. The shares of stock of the Bank shall be transferable only upon the stock transfer books of the Bank and except as hereinafter provided, no transfer shall be made or new certificates issued except upon the surrender for cancellation of the certificate or certificates previously issued therefor. In the case of the loss, theft, or destruction of any certificate, a new certificate may be issued in place of such certificate upon the furnishing of any affidavit setting forth the circumstances of such loss, theft, or destruction and indemnity satisfactory to the Chairman of the Board, the President, or a Vice President. The Board of Directors, or the Chief Executive Officer, may authorize the issuance of a new certificate therefor without the furnishing of indemnity. Stock Transfer Books, in which all transfers of stock shall be recorded, shall be provided.

   The stock transfer books may be closed for a reasonable period and under such conditions as the Board of Directors may at any time determine for any meeting of shareholders, the payment of dividends or any other lawful purpose. In lieu of closing the transfer books, the Board may, in its discretion, fix a record date and hour constituting a

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

reasonable period prior to the day designated for the holding of any meeting of the shareholders or the day appointed for the payment of any dividend or for any other purpose at the time as of which shareholders entitled to notice of and to vote at any such meeting or to receive such dividend or to be treated as shareholders for such other purpose shall be determined, and only shareholders of record at such time shall be entitled to notice of or to vote at such meeting or to receive such dividends or to be treated as shareholders for such other purpose.

1/18/94

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

SECTION 6.01. SEAL. The impression made below is an impression of the seal adopted by the Board of Directors of BANK ONE, COLUMBUS, NATIONAL ASSOCIATION. The Seal may be affixed by any officer of the Bank to any document executed by an authorized officer on behalf of the Bank, and any officer may certify any act, proceedings, record, instrument or authority of the Bank.

SECTION 6.02. BANKING HOURS. Subject to ratification by the Executive Committee, the Bank and each of its Branches shall be open for business on such days and during such hours as the Chief Executive Officer of the Bank shall, from time to time, prescribe.

SECTION 6.03. MINUTE BOOK. The organization papers of this Bank, the Articles of Association, the returns of the judges of elections, the By-Laws and any amendments thereto, the proceedings of all regular and special meetings of the shareholders and of the Board of Directors, and reports of the committees of the Board of Directors shall be recorded in the minute book of the Bank. The minutes of each such meeting shall be signed by the presiding Officer and attested by the secretary of the meetings.

SECTION 6.04. AMENDMENT OF BY-LAWS. These By-Laws may be amended by vote of a majority of the Directors.

1/18/94

                                    EXHIBIT 6


Securities and Exchange Commission
Washington, D.C. 20549


                                     CONSENT


The undersigned, designated to act as Trustee under the Indenture for Amresco, Inc. described in the attached Statement of Eligibility and Qualification, does hereby consent that reports of examinations by Federal, State, Territorial, or District Authorities may be furnished by such authorities to the Commission upon the request of the Commission.

This Consent is given pursuant to the provision of Section 321(b) of the Trust Indenture Act of 1939, as amended.


                                       Bank One, Columbus, N.A.

Dated: December 19, 1995                 By: /s/ VICTORIA PAVLICK
                                            ------------------------------
                                               Victoria Pavlick
                                               Authorized Signer

1/18/94

                                    Exhibit 7


                              Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                              Federal Deposit Insurance Corporation
                              OMB Number: 3064-0052
                              Office of the Comptroller of the Currency
                              OMB Number: 1557-0081
                              Expires March 31, 1996

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL

--------------------------------------------------------------------------------

[Logo]                        Please refer to page I,                        /1/
                              Table of Contents, for
                              the required disclosure
                              of estimated burden.

--------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES-FFIEC 031



REPORT AT THE CLOSE OF BUSINESS SEPTEMBER 30, 1995                      (950930)
                                                                         -------
                                                                     (RCRI 9999)

--------------------------------------------------------------------------------

This report is required by law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

--------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, Richard D. Nadler,  Controller
  -------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.


/s/ R. D. Nadler
----------------------------------------------
Signature of Officer Authorized to Sign Report

10/29/95
----------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Frederick L. Cullen
---------------------------------
Director (Trustee)

/s/ Robert G. Davis
---------------------------------
Director (Trustee)

/s/ William M. Bennett
---------------------------------
Director (Trustee)

--------------------------------------------------------------------------------
For Banks Submitting Hard Copy Report Forms:

State Member Banks: Return the original and one copy to the appropriate Federal Reserve District Bank.

State Nonmember Banks: Return the original only in the SPECIAL RETURN ADDRESS ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

National banks: Return the original only in the SPECIAL RETURN ADDRESS ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

--------------------------------------------------------------------------------

FDIC Certificate Number | | | | | |
                       (RCRI 9050)


Banks should affix the address label in this space.

CALL NO. 193           31        09-30-95

STBK: 39-1580 00088 STCERT: 39-06559

BANK ONE, COLUMBUS, NATIONAL ASSOCIA
100 EAST BROAD STREET
COLUMBUS, OH     43271

Board of Governors of the Federal Reserve System. Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

                                                                       FFIEC 031
                                                                          Page I
                                                                             /2/
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES
--------------------------------------------------------------------------------

TABLE OF CONTENTS

Signature Page                                                             Cover

Report of Income

Schedule  RI-Income Statement. . . . . . . . . . . . . . . . . . . . .RI-1, 2, 3

Schedule RI-A-Changes in Equity Capital. . . . . . . . . . . . . . . . . . .RI-4

Schedule  RI-B-Charge-offs and Recoveries and
  Changes in Allowance for Loan and Lease
  Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RI-4, 5

Schedule RI-C-Applicable Income Taxes by
  Taxing Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . .RI-5

Schedule RI-D-Income from
  International Operations . . . . . . . . . . . . . . . . . . . . . . . . .RI-6

Schedule RI-E-Explanations . . . . . . . . . . . . . . . . . . . . . . . RI-7, 8


Report of Condition

Schedule RC-Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . RC-1, 2

Schedule RC-A-Cash and Balances Due
  From Depository Institutions . . . . . . . . . . . . . . . . . . . . . . .RC-3

Schedule RC-B-Securities . . . . . . . . . . . . . . . . . . . . . . .RC-3, 4, 5

Schedule RC-C-Loans and Lease Financing
  Receivables:
  Part I. Loans and Leases . . . . . . . . . . . . . . . . . . . . . . . RC-6, 7
  Part II.  Loans to Small Businesses and
   Small Farms (included in the forms for
   June 30 only) . . . . . . . . . . . . . . . . . . . . . . . . . . . RC-7a, 7b

Schedule RC-D-Trading Assets and Liabilities
  (to be completed only by selected banks) . . . . . . . . . . . . . . . . .RC-8

Schedule RC-E-Deposit Liabilities. . . . . . . . . . . . . . . . . .RC-9, 10, 11

Schedule RC-F-Other Assets . . . . . . . . . . . . . . . . . . . . . . . . RC-11

Schedule RC-G-Other Liabilities. . . . . . . . . . . . . . . . . . . . . . RC-11

Schedule RC-H -Selected Balance Sheet Items
  for Domestic Offices . . . . . . . . . . . . . . . . . . . . . . . . . . RC-12

Schedule RC-1- Selected Assets and Liabilities
  of IBFs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RC-13

Schedule RC-K-Quarterly Averages . . . . . . . . . . . . . . . . . . . . . RC-13

Schedule RC-L-Off-Balance Sheet
  Items. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RC-14, 15, 16

Schedule RC-M-Memoranda. . . . . . . . . . . . . . . . . . . . . . . . RC-17, 18

Schedule RC-N-Past Due and Nonaccrual
  Loans, Leases, and Other Assets. . . . . . . . . . . . . . . . . . . RC-19, 20

Schedule RC-0-Other Data for Deposit
  Insurance Assessments. . . . . . . . . . . . . . . . . . . . . . . . RC-21, 22

Schedule RC-R-Risk-Based Capital . . . . . . . . . . . . . . . . . . . RC-23, 24

Optional Narrative Statement Concerning
  the Amounts Reported in the Reports
  of Condition and Income. . . . . . . . . . . . . . . . . . . . . . . . . RC-25

Special Report (to be completed by all banks)

Schedule RC-J-Repricing Opportunities (sent only to and to be completed only by savings banks)

Disclosure of Estimated Burden

The estimated average burden associated with this information collection is 31.6 hours per respondent and is estimated to vary from 15 to 225 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent's activities. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget. Washington, D.C. 20503, and to one of the following:

Secretary
Board of Governors of the Federal Reserve System
Washington, D.C. 2051
Legislative and Regulatory Analysis Division
Office of the Comptroller of the Currency
Washington, D.C. 20219

Assistant Executive Secretary
Federal Deposit Insurance Corporation
Washington, D.C. 20429


For information or assistance, National and State nonmember banks should contact the FDIC's Call Reports Analysis Unit, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.


Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                          Call Date: 9/30/95  ST-BK: 39-1580  FFIEC 031
Address:               100 East Broad Street                                                                               Page RI-1
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559

Consolidated Report of Income
for the period January 1, 1995-September 30, 1995

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI--Income Statement

                                                                                                              1480
                                                                                                 -----------------
                                                                    Dollar Amounts in Thousands  RIAD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------

1. Interest income:
   a. Interest and fee income on loans:
       (1) In domestic offices:
           (a) Loans secured by real estate. . . . . . . . . . . . . . . . . . . . . . . . . .   4011       78,290   1.a.(1)(a)
           (b) Loans to depository institutions. . . . . . . . . . . . . . . . . . . . . . . .   4019            4   1.a.(1)(b)
           (c) Loans to finance agricultural production and other loans to farmers . . . . . .   4024          467   1.a.(1)(c)
           (d) Commercial and industrial loans . . . . . . . . . . . . . . . . . . . . . . . .   4012       42,063   1.a.(1)(d)
           (e) Acceptances of other banks. . . . . . . . . . . . . . . . . . . . . . . . . . .   4026            0   1.a.(1)(e)
           (f) Loans to individuals for household, family, and other personal expenditures:
               (1) Credit cards and related plans. . . . . . . . . . . . . . . . . . . . . . .   4054      209,384   1.a.(1)(f)(1)
               (2) Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4055       73,587   1.a.(1)(f)(2)
           (g) Loans to foreign governments and official institutions. . . . . . . . . . . . .   4056            0   1.a.(1)(g)
           (h) Obligations (other than securities and Leases) of states and political subdivisions in the U.S.:
               (1) Taxable obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4503           97   1.a.(1)(h)(1)
               (2) Tax-exempt obligations. . . . . . . . . . . . . . . . . . . . . . . . . . .   4504        1,165   1.a.(1)(h)(2)
           (i) All other loans in domestic offices . . . . . . . . . . . . . . . . . . . . . .   4059            0   1.a.(2)
       (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs . . . . . . . . . . .   4059            0   1.a.(2)
   b.  Income from lease financing receivables:
       (1) Taxable leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4505       35,651   1.b.(1)
       (2) Tax-exempt leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4307          341   1.b.(2)
   c.  Interest income on balances due from depository institutions:(1)
       (1) In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4105            0   1.c.(1)
       (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs . . . . . . . . . . .   4106        1,642   1.c.(2)
   d.  Interest and dividend income on securities:
       (1) U.S. Treasury securities and U.S. Government agency and corporation obligations . .   4027       28,181   1.d.(1)
       (2) Securities issued by states and political subdivisions in the U.S.:
           (a) Taxable securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4506            0   1.d.(2)(a)
           (b) Tax-exempt securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4507        2,594   1.d.(2)(b)
       (3) Other domestic debt securities. . . . . . . . . . . . . . . . . . . . . . . . . . .   3657        1,553   1.d.(3)
       (4) Foreign debt securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3658          176   1.d.(4)
       (5) Equity securities (including investments in mutual funds) . . . . . . . . . . . . .   3659          173   1.d.(5)
   e. Interest income from trading assets. . . . . . . . . . . . . . . . . . . . . . . . . . .   4069            0   1.e
                                                                                                 -----------------


---------------
(1) Includes interest income on time certificates of deposit not held for trading.


Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                          Call Date: 9/30/95  ST-BK: 39-1580  FFIEC 031
Address:               100 East Broad Street                                                                              Page RI-2
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559

Schedule RI--Continued

                                                         Dollar Amounts in Thousands        Year-to-date
--------------------------------------------------------------------------------------------------------
                                                                                       RIAD Bil Mil Thou

 1. Interest income (continued)
    f. Interest income on federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge
       and Agreement subsidiaries, and in IBFs . . . . . . . . . . . . . . . . . . .   4020       11,883   1.f.
    g. Total interest income (sum of items 1.a through 1.f). . . . . . . . . . . . .   4107      490,031   1.g.
 2. Interest expense:
    a. Interest on deposits:
       (1) Interest on deposits in domestic offices:
            (a) Transaction accounts (NOW accounts, ATS accounts, and
                telephone and preauthorized transfer accounts) . . . . . . . . . . .   4508        5,931   2.a.(1)(a)
            (b) Nontransaction accounts:
                (1) Money market deposit accounts (MMDAS). . . . . . . . . . . . . .   4509       33,004   2.a.(1)(b)(1)
                (2) Other savings deposits . . . . . . . . . . . . . . . . . . . . .   4511       17,288   2.a.(1)(b)(2)
                (3) Time certificates of deposit of $100,000 or more . . . . . . . .   4174        3,509   2.a.(1)(b)(3)
                (4) All other time deposits. . . . . . . . . . . . . . . . . . . . .   4512       54,851   2.a.(1)(b)(4)
       (2) Interest on deposits in foreign offices, Edge and Agreement
            subsidiaries, and IBFs . . . . . . . . . . . . . . . . . . . . . . . . .   4172       20,080   2.a.(2)
    b. Expense of federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
       Edge and Agreement subsidiaries, and in IBFs. . . . . . . . . . . . . . . . .   4180       42,543   2.b.
    c. Interest on demand notes issued to the U.S. Treasury, trading
       liabilities, and other borrowed money . . . . . . . . . . . . . . . . . . . .   4185       16,334   2.c.
    d. Interest on mortgage indebtedness and obligations under capitalized
       leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4072          295   2.d.
    e. Interest on subordinated notes and debentures . . . . . . . . . . . . . . . .   4200        7,645   2.e.
    f. Total interest expense (sum of items 2.a through 2.e) . . . . . . . . . . . .   4073      201,480   2.f.
 3. Net interest income (item 1.g minus 2.f) . . . . . . . . . . . . . . . . . . . .                       RIAD 4074  288,551  3.
 4. Provisions:
    a. Provision for loan and lease losses . . . . . . . . . . . . . . . . . . . . .                       RIAD 4230   65,573  4.a.
    b. Provision for allocated transfer risk . . . . . . . . . . . . . . . . . . . .                       RIAD 4243        0  4.b.
 5. Noninterest income:
    a. Income from fiduciary activities. . . . . . . . . . . . . . . . . . . . . . .   4070       11,891   5.a.
    b. Service charges on deposit accounts in domestic offices . . . . . . . . . . .   4080       25,765   5.b.
    c. Trading gains (losses) and fees from foreign exchange transactions. . . . . .   4075        1,263   5.c.
    d. Other foreign transaction gains (losses). . . . . . . . . . . . . . . . . . .   4076          245   5.d.
    e. Other gains (losses) and fees from trading assets and liabilities . . . . . .   4077            0   5.e.
    f. Other noninterest income:
       (1) Other fee income. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5407      248,023   5.f.(1)
       (2) All other noninterest income* . . . . . . . . . . . . . . . . . . . . . .   5408       61,610   5.f.(2)
    g. Total noninterest income (sum of items 5.a through 5.f) . . . . . . . . . . .                       RIAD 4079  348,797  5.g.
 6. a. Realized gains (losses) on held-to-maturity securities. . . . . . . . . . . .                       RIAD 3521       53  6.a.
    b. Realized gains (losses) on available-for-sale securities. . . . . . . . . . .                       RIAD 3196        0  6.b.
 7. Noninterest expense:
    a. SaLaries and employee benefits. . . . . . . . . . . . . . . . . . . . . . . .   4135       98,275   7.a.
    b. Expenses of premises and fixed assets (net of rental income)
        excluding salaries and employee benefits and mortgage interest). . . . . . .   4217       17,696   7.b.
    c. Other noninterest expense*. . . . . . . . . . . . . . . . . . . . . . . . . .   4092      311,570   7.c.
    d. Total noninterest expense (sum of items 7.a through 7.c). . . . . . . . . . .                       RIAD 4093  427,541  7.d.
 8. Income (loss) before income taxes and extraordinary items and other
    adjustments (item 3 plus or minus items 4.a, 4.b, 5.g, 6.a, 6.b, and 7.d). . . .                       RIAD 4301  144,287  8.
 9. ApplicabLe income taxes (on item 8). . . . . . . . . . . . . . . . . . . . . . .                       RIAD 4302   47,676  9.
10. Income (loss) before extraordinary items and other adjustments (item 8
    minus 9) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       RIAD 4300   96,611 10.
                                                                                       --------------------------------------


---------------
* Describe on ScheduLe RI-E--Explanations.


Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                          Call Date: 9/30/95  ST-BK: 39-1580  FFIEC 031
Address:               100 East Broad Street                                                                               Page RI-1
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559

Schedule RI--Continued

                                                                                            Year-to-date
                                                                                       -----------------
                                                         Dollar Amounts in Thousands   RIAD Bil Mil Thou
--------------------------------------------------------------------------------------------------------

11. Extraordinary items and other adjustments:
    a. Extraordinary items and other adjustments, gross of income taxes* . . . . . .   4310            0   11.a.
    b. Applicable income taxes (on item 11.a)* . . . . . . . . . . . . . . . . . . .   4315            0   11.b.
    c. Extraordinary items and other adjustments, net of income taxes
        (item 11.a minus 11.b) . . . . . . . . . . . . . . . . . . . . . . . . . . .                       RIAD 4320        0 11.c.
12. Net income (loss) (sum of items 10 and 11.c) . . . . . . . . . . . . . . . . . .                       RIAD 4340   96,611 11.c.
                                                                                       --------------------------------------



                                                                                                              1481
                                                                                                 -----------------
                                                                                                      Year-to-date
                                                                                                 -----------------
Memoranda                                                           Dollar Amounts in Thousands  RIAD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------

 1. Interest expense incurred to carry tax-exempt securities, loans, and teases acquired after
    August 7, 1986, that is not deductible for federal income tax purposes . . . . . . . . . .   4513          233   M.1.
 2. Income from the sale and servicing of mutual funds and annuities in domestic offices
    (included in Schedule RI, item 8). . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8431          490   M.2.
 3. Estimated foreign tax credit included in applicable income taxes, items 9 and 11.b above .   4309            0   M.3.
 4. To be completed only by banks with $1 billion or more in total assets:
    Taxable equivalent adjustment to "Income (loss) before income taxes and extraordinary
    items and other adjustments" (item 8 above). . . . . . . . . . . . . . . . . . . . . . . .   1244        2,344   M.4.
 5. Number of full-time equivalent employees on payroll at end of current period (round to                  Number
    nearest whole number). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4150        3,385   M.5.
 6. Not applicable
 7. If the reporting bank has restated its balance sheet as a result of applying push down                MM DD YY
    accounting this calendar year, report the date of the bank's acquisition . . . . . . . . .   9106     00/00/00   M.7.
 8. Trading revenue (from cash instruments and off-balance sheet derivative instruments)
    (included in Schedule RI, items 5.c and 5.e):                                                     Bil Mil Thou
    a. Interest rate exposures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8757            0   M.8.a.
    b. Foreign exchange exposures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8758            0   M.8.b.
    c. Equity security and index exposures . . . . . . . . . . . . . . . . . . . . . . . . . .   8759            0   M.8.c.
    d. Commodity and other exposures . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8760            0   M.8.d.
 9. Impact on income of off-balance sheet derivatives held for purposes other than trading:
    a. Net increase (decrease) to interest income. . . . . . . . . . . . . . . . . . . . . . .   8761      (11,324)  M.9.a.
    b. Net (increase) decrease to interest expense . . . . . . . . . . . . . . . . . . . . . .   8762         (524)  M.9.b.
    c. Other (noninterest) allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8763        4,855   M.9.c.
                                                                                                 -----------------


---------------
* Describe on ScheduLe RI-E--Explanations.


Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                          Call Date:    9/30/95 ST: 39-1580 FFIEC 031
Address:               100 East Broad Street                                                                               Page RI-4
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559
Schedule RI-A--Changes in Equity Capital


Indicate decreases and losses in parentheses.

                                                                                                             -------
                                                                                                                1483
                                                                                                  ------------------
                                                                   Dollar Amounts in Thousands    RIAD Bil Mil Thou
--------------------------------------------------------------------------------------------------------------------
  1.  Total equity capital originally reported in the December 31, 1994, Reports of Condition
      and Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3215       533,224   1.
  2.  Equity capital adjustments from amended Reports of income, net*. . . . . . . . . . . . .    3216             0   2.
  3.  Amended balance end of previous calendar year (sum of items 1 and 2) . . . . . . . . . .    3217       533,224   3.
  4.  Net income (loss) (must equal Schedule RI, item 12). . . . . . . . . . . . . . . . . . .    4340        96,611   4.
  5.  Sale, conversion, acquisition, or retirement of capital stock, net . . . . . . . . . . .    4346             0   5.
  6.  Changes incident to business combinations, net . . . . . . . . . . . . . . . . . . . . .    4356             0   6.
  7.  LESS: Cash dividends declared on preferred stock . . . . . . . . . . . . . . . . . . . .    4470             0   7.
  8.  LESS: Cash dividends declared on common stock. . . . . . . . . . . . . . . . . . . . . .    4460        10,000   8.
  9.  Cumulative effect of changes in accounting principles from prior years* (see
      instructions for this schedule). . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4411             0   9.
 10.  Corrections of material accounting errors from prior years* (see instructions for
      this schedule) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4412             0  10.
 11.  Change in net unrealized holding gains (losses) on available-for-sale securities . . . .    8433           644  11.
 12.  Foreign currency translation adjustments . . . . . . . . . . . . . . . . . . . . . . . .    4414             0  12.
 13.  Other transactions with parent holding company* (not included in items 5, 7, or 8 above)    4415             0  13.
 14.  Total equity capital end of current period (sum of items 3 through 13) (must equal
      Schedule RC, item 28). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3210       620,479  14.
                                                                                                  ------------------

---------
*Describe on Schedule RI-E--Explanations.


Schedule RI-B--Charge-offs and Recoveries and Changes
               in Allowance for Loan and Lease Losses

Part I.  Charge-offs and Recoveries on Loans and Leases

Part I excludes charge-offs and recoveries through the allocated transfer risk reserve.

                                                                                                              -------
                                                                                                                 1486
                                                                            -----------------------------------------
                                                                                  (Column A)            (Column B)
                                                                                  Charge-offs           Recoveries
                                                                            -----------------------------------------
                                                                                         Calendar year-to-date
                                                                            -----------------------------------------
                                               Dollar Amounts in Thousands    RIAD Bil Mil Thou    RIAD Bil Mil Thou
---------------------------------------------------------------------------------------------------------------------
  1. Loans secured by real estate:
     a. To  U.S. addressees (domicile) . . . . . . . . . . . . . . . . . .    4651        1,413    4661        3,841   1.a.
     b. To  non-U.S. addressees (domicile) . . . . . . . . . . . . . . . .    4652            0    4662            0   1.b.
  2. Loans  to depository institutions and acceptances of other banks:
     a. To  U.S. banks and other U.S. depository institutions. . . . . . .    4653            0    4663            0   2.a.
     b. To  foreign banks. . . . . . . . . . . . . . . . . . . . . . . . .    4654            0    4664            0   2.b.
  3. Loans  to finance agricultural production and other loans to farmers.    4655            0    4665            9   3.
  4. Commercial and Industrial loans:
     a. To U.S. addressees (domicile). . . . . . . . . . . . . . . . . . .    4645          845    4617        1,331   4.a.
     b. To non-U.S. addressees (domicile). . . . . . . . . . . . . . . . .    4646            0    4618            0   4.b.
  5. Loans to individuals for household, family, and other personal expenditures:
     a. Credit cards and related plans . . . . . . . . . . . . . . . . . .    4656       45,536    4666        8,813   5.a.
     b. Other (includes single payment, installment, and all student loans)   4657       23,442    4667        8,177   5.b.
  6. Loans to foreign governments and official institutions. . . . . . . .    4643            0    4627            0   6.
  7. All other loans . . . . . . . . . . . . . . . . . . . . . . . . . . .    4644            0    4628           68   7.
  8. Lease financing receivables:
     a. Of U.S. addressees (domicile). . . . . . . . . . . . . . . . . . .    4658          769    4668          183   8.a.
     b. Of non-U.S. addressees (domicile). . . . . . . . . . . . . . . . .    4659            0    4669            0   8.b.
  9. Total (sum of items 1 through 8). . . . . . . . . . . . . . . . . . .    4635       72,005    4605       22,422   9.
                                                                            -----------------------------------------



Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                            Call Date: 9/30/95 ST-SK: 39-1580 FFIEC 031
Address:               100 East Broad Street                                                                               Page RI-5
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559
Schedule RI-B--Continued

Part I. Continued

                                                                            -----------------------------------------
                                                                                  (Column A)            (Column B)
                                                                                  Charge-offs           Recoveries
                                                                            -----------------------------------------
                                                                                         Calendar year-to-date
                                                                            -----------------------------------------
                                               Dollar Amounts in Thousands    RIAD Bil Mil Thou    RIAD Bil Mil Thou
---------------------------------------------------------------------------------------------------------------------
1-3.  Not applicable
4.  Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in
    Schedule RI-8, part 1, items 4 and 7, above. . . . . . . . . . . . . .    5409            0    5410            0   m.4.
5.  Loans secured by real estate in domestic offices (included in
    Schedule RI-B, part 1, item 1, above):
    a.  Construction and land development. . . . . . . . . . . . . . . . .    3582           58    3583            3   m.5.a.
    b.  Secured by farmland. . . . . . . . . . . . . . . . . . . . . . . .    3584            0    3585            9   m.5.b.
    c.  Secured by 1-4 family residential properties:
        (1) Revolving, open-end loans secured by 1-4 family residential
            properties and extended under lines of credit. . . . . . . . .    5411          817    5412           52   m.5.c.(1)
        (2) All other Loans secured by 1-4 family residential properties .    5413          396    5414          278   m.5.c.(2)
    d. Secured by multifamiLy (5 or more) residential properties . . . . .    3588            0    3589          346   m.5.d.
    e. Secured by nonfarm nonresidential properties. . . . . . . . . . . .    3590          142    3591        3,153   m.5.e.
                                                                            -----------------------------------------



 Part II.  Changes in Allowance for Loan and Lease Losses

                                                                                                  ------------------
                                                                   Dollar Amounts in Thousands     RIAD Bil Mil Thou
--------------------------------------------------------------------------------------------------------------------
  1. Balance originally reported in the December 31, 1994, Reports of Condition and Income . .    3124       120,654   1.
  2. Recoveries (must equal part 1, item 9, column B above). . . . . . . . . . . . . . . . . .    4605        22,422   2.
  3. LESS: Charge-offs (must equal part 1, item 9, column A above) . . . . . . . . . . . . . .    4635        72,005   3.
  4. Provision for loan and lease losses (must equal Schedule RI, item 4.a). . . . . . . . . .    4230        65,573   4.
  5. Adjustments* (see instructions for this schedule) . . . . . . . . . . . . . . . . . . . .    4815             0   5.
  6. Balance end of current period (sum of items 1 through 5) (must equal Schedule RC,
     item 4.b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3123       136,644   6.

---------
*Describe on Schedule RI-E--Explanations.



Schedule RI-C--Applicable Income Taxes by Taxing Authority


Schedule RI-C is to be reported with the December Report of Income.


                                                                                                  -----------------
                                                                                                               1489
                                                                                                  -----------------
                                                                   Dollar Amounts in Thousands    RIAD Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------
  1. Federal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4780          N/A   1.
  2. State and local . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4790          N/A   2.
  3. Foreign . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4795          N/A   3.
  4. Total (sum of items 1 through 3) (must equal sum of Schedule RI, items 9 and 11.b). . . .    4770          N/A   4.
  5. Deferred portion of item 4. . . . . . . . . . . . . . . . . . . . RIAD 4772           N/A                        5.
                                                                       -------------------------------------------------


Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                                    Call Date:   9/30/95 ST-SK: 39-1580
Address:               100 East Broad Street                                                                               Page R1-6
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559
Schedule RI-D--Income from International Operations

For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

Part I. Estimated Income from International Operations

                                                                                                            -------
                                                                                                               1492
                                                                                                      -------------
                                                                                                       Year-to-date
                                                                                                  -----------------
                                                                   Dollar Amounts in Thousands    RIAD Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------
  1. Interest income and expense booked at foreign offices, Edge and Agreement subsidiaries, and IBFS:
     a. Interest income booked . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4837       1,818    1.a.
     b. Interest expense booked. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4838      20,081    1.b.
     C. Net interest income booked at foreign offices, Edge and Agreement subsidiaries, and
        IBFs (item l.a minus l.b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4839     (18,263)   1.c.
  2. Adjustments for booking Location of international operations:
     a. Net interest income attributable to international operations booked at domestic offices   4840            0   2.a.
     b. Net interest income attributable to domestic business booked at foreign offices. . . .    4841            0   2.b.
     c. Net booking location adjustment (item 2.a minus 2.b) . . . . . . . . . . . . . . . . .    4842            0   2.c.
  3. Noninterest income and expense attributable to international operations:
     a. Noninterest income attributable to international operations. . . . . . . . . . . . . .    4097            0   3.a.
     b. Provision for loan and tease losses attributable to international operations . . . . .    4235            0   3.b.
     c. Other noninterest expense attributable to international operations . . . . . . . . . .    4239            0   3.c.
     d. Net noninterest income (expense) attributable to international operations (item
        3.a minus 3.b and 3.c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4843            0   3.d.
  4. Estimated pretax income attributable to international operations before capital allocation
     adjustment (sum of items l.c, 2.c, and 3.d) . . . . . . . . . . . . . . . . . . . . . . .    4844     (18,263)   4.
  5. Adjustment to pretax income for internal allocations to international operations to reflect
     the effects of equity capital on overall bank funding costs . . . . . . . . . . . . . . .    4845            0   5.
  6. Estimated pretax income attributable to international operations after capital allocation
     adjustment (sum of items 4 and 5) . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4846     (18,263)   6.
  7. Income taxes attributable to income from international operations as estimated in item 6.    4797      (6,392)   7.
  8. Estimated net income attributable to international operations (item 6 minus 7). . . . . .    4341     (11,871)   8.
                                                                                                  -----------------


Memoranda

                                                                                                  -----------------
                                                                   Dollar Amounts in Thousands    RIAD Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------
  1. Intracompany interest income included in item l.a above . . . . . . . . . . . . . . . . .    4847            0   M.1
  2. Intracompany interest expense included in item l.b above. . . . . . . . . . . . . . . . .    4848            0   M.2.
                                                                                                  -----------------


Part II. Supplementary Details on Income from International Operations Require by the Departments of Commerce and Treasury for Purposes of the U.S. International Accounts and the U.S. National Income and Product Accounts


                                                                                                      -------------
                                                                                                       Year-to-date
                                                                                                  -----------------
                                                                   Dollar Amounts in Thousands    RIAD Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------

  1. Interest income booked at IBFs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4849            0   1.
  2. interest expense booked at IBFs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4850            0   2.
  3. Noninterest income attributable to international operations booked at domestic offices
     (excluding IBFS):
     a. Gains (Losses) and extraordinary items . . . . . . . . . . . . . . . . . . . . . . . .    5491            0   3.a.
     b. Fees and other noninterest income. . . . . . . . . . . . . . . . . . . . . . . . . . .    5492            0   3.b.
  4. Provision for loan and lease losses attributable to international operations booked at
     domestic offices (excluding IBFS) . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4852            0   4.
  5. Other noninterest expense attributable to international operations booked at domestic
     offices (excluding IBFS). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4853            0   5.



 Legal Title of Bank:  BANK ONE, COLUMBUS, NA                                          CALL Date:   9/30/95 ST-SK: 39-1580 FFIEC 031
 Address:              100 East Broad Street                                                                               Page RI-7
 City, State   Zip:    Columbus, OH 43271-1066
 FDIC Certificate No.: 06559

  Schedule RI-E--Explanations

  Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

  Detail all adjustments in Schedule RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

                                                                                                            -------
                                                                                                               1495
                                                                                                      -------------
                                                                                                       Year-to-date
                                                                                                  -----------------
                                                                   Dollar Amounts in Thousands    RIAD Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------
 1. All other noninterest income (from Schedule RI, item 5.f.(2))
    Report amounts that exceed 10% of Schedule RI, item 5.f.(2):
    a. Net gains on other real estate owned. . . . . . . . . . . . . . . . . . . . . . . . . .    5415            0   1.a.
    b. Net gains on sales of loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5416            0   1.b.
    c. Net gains on sales of premises and fixed assets . . . . . . . . . . . . . . . . . . . .    5417            0   1.c.
    Itemize and describe the three largest other amounts that exceed 10% of Schedule RI, item 5.f.(2):
    d.   TEXT 4461   Card Processing Income                                                       4461       49,934   1.d.
    e.   TEXT 4462                                                                                4462                1.e.
    f.   TEXT 4463                                                                                4463                1.f.
 2. Other noninterest expense (from Schedule RI, item 7.c):
    a. Amortization expense of intangible assets . . . . . . . . . . . . . . . . . . . . . . .    4531        5,478   2.a.
    Report amounts that exceed 10% of Schedule RI, item 7.c:
    b. Net losses on other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . .    5418            0   2.b.
    c. Net losses on sales of loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5419            0   2.c.
    d. Net Losses on sales of premises and fixed assets. . . . . . . . . . . . . . . . . . . .    5420            0   2.d.
    Itemize and describe the three Largest other amounts that exceed 10% of ScheduLe RI, item 7.c:
    e.   TEXT 4464   Card Processing Expense                                                      4464       85,939   2.e.
    f.   TEXT 4467   Card Servicing Expenses                                                      4467       36,181   2.f.
    g.   TEXT 4468   Communication Expense                                                        4468       32,373   2.g.
 3. Extraordinary items and other adjustments (from Schedule RI, item 11.a) and applicable income tax effect (from Schedule RI, item 11.b) (itemize and describe all extraordinary item and other adjustments):
    a. (1)   TEXT 4469                                                                            4469                3.a.(1)
       (2) Applicable income tax effect                                  RIAD 4486                                    3.a.(2)
    b. (1)   TEXT 4487                                                                            4487                3.b.(1)
       (2) Applicable income tax effect                                  RIAD 4488                                    3.b.(2)
    c. (1)   TEXT 4489                                                                            4489                3.c.(1)
       (2) Applicable income tax effect                                  RIAD 4491                                    3.c.(2)
 4. Equity capital adjustments from amended Reports of Income (from Schedule RI-A, item 2)
    (itemize and describe all adjustments):
    a.   TEXT 4492                                                                                4492                4.a.
    b.   TEXT 4493                                                                                4493                4.b.
 5. Cumulative effect of changes in accounting principles from prior years
    (from Schedule RI-A, item 9) (itemize and describe all changes in accounting principles):
    a.   TEXT 4494                                                                                4494                5.a.
    b.   TEXT 4495                                                                                4495                5.b.
 6. Corrections of material accounting errors frown prior years (from Schedule RI-A, item 10)
    (itemize and describe all corrections):
    a.   TEXT 4496                                                                                4496                6.a.
    b.   TEXT 4497                                                                                4497                6.b.
         ----------------------------------------------------------------------------------------------------------

                                       9


 Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                        Call Date:   9/30/95 ST-SK: 39-1580 FFIEC 031
 Address:               100 East Broad Street                                                                             Page R1-8
 City, State   Zip:     Columbus, OH 43271-1066
 FDIC Certificate No.:  06559

 Schedule RI-E--Continued

                                                                                                      -------------
                                                                                                       Year-to-date
                                                                                                  -----------------
                                                                   Dollar Amounts in Thousands    RIAD Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------

 7. Other transactions with parent holding company (from ScheduLe RI-A, item 13)
    (itemize and describe all such transactions):
    a.   TEXT 4498                                                                                4498                7.a.
    b.   TEXT 4499                                                                                4499                7.b.
 8.  Adjustments to allowance for Loan and lease Losses (from ScheduLe RI-S, part 11, item
     (itemize and describe all adjustments):
     a.  TEXT 4521                                                                                4521                8.a.
     b.  TEXT 4522                                                                                4522                8.b.
                                                                                                  -----------------
 9.  Other explanations (the space below is provided for the bank to briefly describe, at its       1498       1499
     option, any other significant items affecting the Report of Income):                         -----------------
     No comment /X/ (RIAD 4769)
     Other explanations (please type or print clearly):
     (TEXT 4769)



Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                          Call Date: 9/30/95  ST-BK: 39-1580  FFIEC 031
Address:               100 East Broad Street                                                                               Page RC-1
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1995

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                              C400
                                                                                                 -----------------
                                                                    Dollar Amounts in Thousands  RCFD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------

ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1) . . . . . . . . . . . . . . . . .   0081      556,131    1.a.
    b. Interest-bearing balances(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0071            0    1.b.
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A). . . . . . . . . . . . . . .   1754       79,762    2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D). . . . . . . . . . . . . .   1773      469,972    2.b.
 3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFS:
    a. Federal funds sold. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0276       76,375    3.a.
    b. Securities purchased under agreements to resell . . . . . . . . . . . . . . . . . . . .   0277       17,936    3.b.
 4. Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule RC-C). .  RCFD 2122  5,849,734                        4.a.
     b. LESS: Allowance for loan and lease losses. . . . . . . . . . . .  RCFD 3123    136,644                        4.b.
     c. LESS: Allocated transfer risk reserve. . . . . . . . . . . . . .  RCFD 3128          0                        4.c.
     d. Loans and leases, net of unearned income,
        allowance, and reserve (item 4.a minus 4.b and 4.c). . . . . . . . . . . . . . . . . .   2125    5,713,090    4.d.
 5.  Trading assets (from Schedule RC-D) . . . . . . . . . . . . . . . . . . . . . . . . . . .   3545            0    5.
 6.  Premises and fixed assets (including capitalized leases). . . . . . . . . . . . . . . . .   2145       58,533    6.
 7.  other real estate owned (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . . .   2150        2,070    7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M).   2130          236    8.
 9.  Customers' liability to this bank on acceptances outstanding. . . . . . . . . . . . . . .   2155        6,025    9.
10.  Intangible assets (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . . . . . .   2143       42,142   10.
11.  Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2160      374,195   11.
12.  Total assets (sum of items 1 through 11). . . . . . . . . . . . . . . . . . . . . . . . .   2170    7,396,467   12.


---------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                          Call Date: 9/30/95  ST-BK: 39-1580  FFIEC 031
Address:               100 East Broad Street                                                                               Page RC-2
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559

Schedule RC--Continued

                                                                                             ---------------------
                                                               Dollar Amounts in Thousands            Bil Mil Thou
------------------------------------------------------------------------------------------------------------------

LIABILITIES
13. Deposits:
    a. in domestic offices (sum of totals of columns A and C from Schedule RC-E,
       part 1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCOM 2200   4,135,438   13.a.
       (1) Noninterest-bearing(1). . . . . . . . . . . . . . . . . .  RCOM 6631  1,129,753                           13.a.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . .  RCOM 6636  3,005,685                           13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,
       part 11). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFN 2200     391,213   13.b.
       (1) Noninterest-bearing . . . . . . . . . . . . . . . . . . .  RCFN 6631          0                           13.b.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . .  RCFN 6636    391,213                           13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 0278     953,322   14.a.
    b. Securities sold under agreements to repurchase. . . . . . . . . . . . . . . . . . .   RCFD 0279           0   14.b.
15. a. Demand notes issued to the U.S. Treasury. . . . . . . . . . . . . . . . . . . . . .   RCOM 2840      33,685   15.a.
    b. Trading liabilities (from Schedule RC-D). . . . . . . . . . . . . . . . . . . . . .   RCFD 3548           0   15.b.
16. Other borrowed money:
    a. With original maturity of one year or less. . . . . . . . . . . . . . . . . . . . .   RCFD 2332     838,491   16.a.
    b. With original maturity of more than one year. . . . . . . . . . . . . . . . . . . .   RCFD 2333       1,135   16.b.
17. Mortgage indebtedness and obligations under capitalized leases . . . . . . . . . . . .   RCFD 2910       4,178   17.
18. Bank's liability on acceptances executed and outstanding . . . . . . . . . . . . . . .   RCFD 2920       6,025   18.
19. Subordinated notes and debentures. . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 3200     189,219   19.
20. Other liabilities (from Schedule RC-G) . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 2936     223,282   20.
21. Total liabilities (sum of items 13 through 20) . . . . . . . . . . . . . . . . . . . .   RCFD 2948   6,775,988   21.

22. Limited-life preferred stock and related surplus . . . . . . . . . . . . . . . . . . .   RCFD 3282           0   22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus . . . . . . . . . . . . . . . . . . . .   RCFD 3838           0   23.
24.  Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 3230      20,738   24.
25.  Surplus (exclude all surplus related to preferred stock). . . . . . . . . . . . . . .   RCFD 3839     107,356   25.
26.  a. Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . . . . .   RCFD 3632     492,071   26.a.
     b. Net unrealized holding gains (losses) on available-for-sale securities . . . . . .   RCFD 8434         314   26.b.
27.  Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . . .   RCFD 3284           0   27.
28.  Total equity capital (sum of items 23 through 27) . . . . . . . . . . . . . . . . . .   RCFD 3210     620,479   28.
29.  Total liabilities, limited-life preferred stock, and equity capital (sum of
     items 21, 22, and 28) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 3300   7,396,467   29.
                                                                                             ---------------------

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the bank                           Number
   by independent external auditors as of any date during 1994 . . . . . . . . . . . . . .   RCFD 6724         N/A   M.1.



1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                          Call Date: 9/30/95  ST-BK: 39-1580  FFIEC 031
Address:               100 East Broad Street                                                                               Page RC-3
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559


Schedule RC-A--Cash and Balances Due From Depository Institutions
Exclude assets held for trading.

                                                                                                              C405
                                                                             -------------------------------------
                                                                                (Column A)          (Column B)
                                                                               Consolidated          Domestic
                                                                                   Bank               Offices
                                                                             -------------------------------------
                                               Dollar Amounts in Thousands   RCFD Bil Mil Thou   RCOM Bil Mil Thou
------------------------------------------------------------------------------------------------------------------

1. Cash items in process of collection, unposted debits, and currency and
   coin. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0022      431,703                       1.
   a. Cash items in process of collection and unposted debits. . . . . . .                       0020      395,821   1.a.
   b. Currency and coin. . . . . . . . . . . . . . . . . . . . . . . . . .                       0080       35,882   1.b.
2. Balances due from depository institutions in the U.S. . . . . . . . . .                       0082       28,093   2.
   a. U.S. branches and agencies of foreign banks (including their IBFS) .   0083            0                       2.a.
   b. Other commercial banks in the U.S. and other depository
      institutions in the U.S. (including their IBFS). . . . . . . . . . .   0085       28,093                       2.b.
3. Balances due from banks in foreign countries and foreign central banks.                       0070        1,723   3.
   a. Foreign branches of other U.S. banks . . . . . . . . . . . . . . . .   0073            0                       3.a.
   b. Other banks in foreign countries and foreign central banks . . . . .   0074        1,723                       3.b.
4. Balances due from Federal Reserve Banks . . . . . . . . . . . . . . . .   0090       94,612   0090       96,612   4.
5. Total (sum of items 1 through 4) (total of column A must equal
   Schedule RC, sum of items 1.a and 1.b). . . . . . . . . . . . . . . . .   0010      556,131   0010      556,131   5.
                                                                             -------------------------------------


Memorandum                                                          Dollar Amounts in Thousands  RCOM Bil Mil Thou
------------------------------------------------------------------------------------------------------------------

1. Noninterest-bearing balances due from commercial banks in the U.S. (included in item 2,
   column B above) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0050       28,093   M.1.



Schedule RC-B--Securities

Exclude assets held for trading.

                                                                                                              C410
                                     -----------------------------------------------------------------------------
                                               Held-to maturity                       Available-for-sale
                                     -----------------------------------------------------------------------------
                                        (Column A)          (Column B)          (Column C)          (Column D)
                                      Amortized Cost        Fair Value        Amortized Cost      Fair Value (1)
                                     -----------------------------------------------------------------------------
       Dollar Amounts in Thousands   RCFD Bil Mil Thou   RCFD Bil Mil Thou   RCFD Bil Mil Thou   RCFD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------

1. U.S. Treasury securities. . . .   0211            0   0213            0   1286      143,603   1287      143,500   1.
2. U.S. Government agency
   and corporation obligations
   (exclude mortgage-backed
   securities):
   a. Issued by U.S. Govern-
      ment agencies(2) . . . . . .   1289            0   1290            0   1291            0   1293            0   2.a.
   b. Issued by U.S.
      Government-sponsored
      agencies(3). . . . . . . . .   1294       21,221   1295       21,226   1297      297,428   1298      297,898   2.b.
                                     -----------------------------------------------------------------------------


---------------
(1) Includes equity securities without readily determinable fair values at historical cost in item 6.c, column D.
(2) Includes Small Business Administration "Guaranteed Loan Pool Certificates," U.S. Maritime Administration obligations, and Export-Import Bank participation certificates.
(3) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.


Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                          Call Date: 9/30/95  ST-BK: 39-1580  FFIEC 031
Address:               100 East Broad Street                                                                               Page RC-4
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559

Schedule RC-B--Continued



                                     -----------------------------------------------------------------------------
                                               Held-to maturity                       Available-for-sale
                                     -----------------------------------------------------------------------------
                                        (Column A)          (Column B)          (Column C)          (Column D)
                                      Amortized Cost        Fair Value        Amortized Cost      Fair Value (1)
                                     -----------------------------------------------------------------------------
       Dollar Amounts in Thousands   RCFD Bil Mil Thou   RCFD Bil Mil Thou   RCFD Bil Mil Thou   RCFD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------

 3.  Securities issued by states
     and political subdivisions
     in the U.S.:
     a. General obligations. . . .   1676       12,151   1677       15,942   1678            0   1679            0   3.a.
     b. Revenue obligations. . . .   1681       18,313   1686       16,515   1690            0   1691            0   3.b.
     c. Industrial development
        and similar obligations. .   1694       10,708   1695       10,801   1696            0   1697            0   3.c.
 4. Mortgage-backed
     securities (MBS):
     a. Pass-through securities:
        (1)   Guaranteed by
              GNMA . . . . . . . .   1698            0   1699            0   1701            0   1702            0   4.a.(1)
        (2)   Issued by FNMA
              and FHLMC. . . . . .   1703          491   1705          513   1706            0   1707            0   4.a.(2)
        (3)   Other pass-through
              securities . . . . .   1709        6,634   1710        6,430   1711        6,060   1713        6,229   4.a.(3)
     b. Other mortgage-backed
        securities (include CMOs,
        REMICs, and stripped
        MBS):
        (1)   Issued or guaranteed
              by FNMA, FHLMC,
              or GNMA. . . . . . .   1714        6,777   1715        6,882   1716       18,291   1717       18,238   4.b.(1)
        (2)   Collateralized
              by MBS issued or
              guaranteed by FNMA
              FHLMC, or GNMA . . .   1718            0   1719            0   1731            0   1732            0   4.b.(2)
        (3)   All other mortgage-
              backed securities. .   1733            0   1734            0   1735          262   1736          263   4.b.(3)
 5. Other debt securities:
     a. Other domestic debt
        securities . . . . . . . .   1737          717   1738          741   1739            0   1741            0   5.a.
     b. Foreign debt
        securities . . . . . . . .   1742        2,750   1743        2,750   1744            0   1746            0   5.b.
 6. Equity securities:
     a. investments in mutual
        funds. . . . . . . . . . .                                           1747            0   1748            0   6.a.
     b. Other equity securities
        with readily determin-
        able fair values . . . . .                                           1749            0   1751            0   6.b.
     c. All other equity
        securities(1). . . . . . .                                           1752        3,844   1753        3,844   6.c.
 7.  Total (sum of item 1
     through 6) (total of
     column A must equal
     Schedule RC, item 2.a)
     (total of column D must
     equal Schedule RC,
     item 2.b) . . . . . . . . . .   1754       79,762   1771       81,800   1772      469,488   1773      469,972   7.


(1) includes equity securities without readily determinable fair values at historical cost in item 6.c, column D.


Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                          Call Date: 9/30/95  ST-BK: 39-1580  FFIEC 031
Address:               100 East Broad Street                                                                               Page RC-5
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559

Schedule RC-B--Continued

                                                                                                              C412
                                                                                                            ------
Memoranda                                                           Dollar Amounts in Thousands  RCFD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------

1. Pledged securities(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0416      530,377   M.1.
2. Maturity and repricing data for debt securities(2)(3)(4) (excluding those in nonaccrual status):
   a.  Fixed rate debt securities with a remaining maturity of:
       (1) Three months or less. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0343      124,960   M.2.a.(1)
       (2) Over three months through 12 months . . . . . . . . . . . . . . . . . . . . . . . .   0344        1,512   M.2.a.(2)
       (3) Over one year through five years. . . . . . . . . . . . . . . . . . . . . . . . . .   0345       97,668   M.2.a.(3)
       (4) Over five years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0346       35,398   M.2.a.(4)
       (5) Total fixed rate debt securities (sum of Memorandum items 2.a.(1) through 2.a.(4) .   0347      259,538   M.2.a.(5)
   b.  Floating rate debt securities with a repricing frequency of:
       (1) Quarterly or more frequently. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4544      282,683   M.2.b.(1)
       (2) Annually or more frequently, but less frequently than quarterly . . . . . . . . . .   4545        2,750   M.2.b.(2)
       (3) Every five years or more frequently, but less frequently than annually. . . . . . .   4551            0   M.2.b.(3)
       (4) Less frequently than every five years . . . . . . . . . . . . . . . . . . . . . . .   4552          919   M.2.b.(4)
       (5) Total floating rate debt securities (sum of Memorandum items 2.b.(1) through
           2.b.(4)). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4553      286,352   M.2.b.(5)
   c. Total debt securities (sum of Memorandum items 2.a.(5) and 2.b.(5)) (must equal total debt securities from Schedule RC-8, sum of items 1 through 5, columns A and D, minus
      nonaccrual debt securities included in Schedule RC-N, item 9, column C). . . . . . . . .   0393      545,890   M.2.c.
3. Not applicable
4. Held-to-maturity debt securities restructured and in compliance with modified terms
   (included in Schedule RC-B, item 3 through 5, column A, above). . . . . . . . . . . . . . .   5365            0   M.4.
5. Not applicable
6. Floating rate debt securities with a remaining maturity of one year or less(2)(5) (to be
   completed by all banks) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5519      150,384   M.6.
7. Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date of
   sale or transfer) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1778            0   M.7.
8. High-risk mortgage securities (included in the held-to-maturity and available-for-sale accounts in Schedule RC-8, item 4.b):
   a. Amortized cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8780            0   M.8.a.
   b. Fair value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8781            0   M.8.b.
9. Structured notes (included in the held-to-maturity and available-for-sale accounts in
   Schedule RC-8, items 2, 3, and 5):
   a. Amortized cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8782       21,219   M.9.a.
   b. Fair value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8783       21,226   M.9.b.
                                                                                                 -----------------


---------------
(2) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
(3) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.
(4) Memorandum item 2 is not applicable to savings banks that must complete supplemental Schedule RC-J.
(5) For commercial banks, the debt securities included in Memorandum item 6 will also have been reported in Memorandum item 2.b above. For savings banks, the debt securities included in Memorandum item 6 will also have been reported in supplemental Schedule RC-J, part 1, item 4. Savings banks should note that available-for-sale debt securities are reported at fair value in Memorandum item 6 and at amortized cost in Schedule RC-J.

Legal Title of Bank:  BANK ONE, COLUMBUS, MA                                           Call Date:  9/30/95  ST-BK: 39-1580 FFIEC 03
Address:              100 East Broad Street                                                                               Page RC-6
City, State   Zip:    Columbus, OH 43271-1066
FDIC Certificate No.: 06559
Schedule RC-C--Loans and Lease Financing Receivables

Part I. Loans and Leases


Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading.


                                                                                                              ----
                                                                                                              C415
                                                                             -------------------------------------
                                                                                (Column A)          (Column B)
                                                                               Consolidated          Domestic
                                                                                   Bank               Offices
                                                                             -------------------------------------
                                               Dollar Amounts in Thousands   RCFD Bil Mil Thou   RCOM Bil Mil Thou
------------------------------------------------------------------------------------------------------------------
  1. Loans secured by real estate. . . . . . . . . . . . . . . . . . . . .   1410    1,213,480                       1.
      a. Construction and Land development . . . . . . . . . . . . . . . .                       1415      138,975   1.a.
      b. Secured by farmland (including farm residential and other
         improvements) . . . . . . . . . . . . . . . . . . . . . . . . . .                       1420        7,225   1.b.
      c. Secured by 1-4 family residential properties:
         (1) Revolving, open-end Loans secured by 1-4 family residential
             properties and extended under lines of credit . . . . . . . .                       1797      373,273   1.c.(1)
         (2) All other loans secured by 1-4 family residential properties:
             (a) Secured by first liens. . . . . . . . . . . . . . . . . .                       5367      183,006   1.c.(2)
             (b) Secured by junior liens . . . . . . . . . . . . . . . . .                       5368      105,273   1.c.(2)
      d. Secured by multifamily (5 or more) residential properties . . . .                       1460       58,594   1.d.
      e. Secured by nonfarm nonresidential properties. . . . . . . . . . .                       1480      347,134   1.e.
  2.  Loans to depository institutions:
      a. To commercial banks in the U.S. . . . . . . . . . . . . . . . . .                       1505          210   2.a.
         (1) To U.S. branches and agencies of foreign banks. . . . . . . .   1506            0                       2.a.(1)
         (2) To other commercial banks in the U.S. . . . . . . . . . . . .   1507          210                       2.a.(2)
      b. To other depository institutions in the U.S . . . . . . . . . . .   1517           47   1517           47   2.b.
      c. To banks in foreign countries . . . . . . . . . . . . . . . . . .                       1510          277   2.c.
         (1) To foreign branches of other U.S. banks . . . . . . . . . . .   1513            0                       2.c.(1)
         (2) To other banks in foreign countries . . . . . . . . . . . . .   1516          277                       2.c.(2)
  3.  Loans to finance agricultural production and other loans
      to farmers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1590        8,067   1590        8,067   3.
  4.  Commercial and industrial Loans:
      a. To U.S. addressees (domicile) . . . . . . . . . . . . . . . . . .   1763      774,835   1763      774,835   4.a.
      b. To non-U.S. addressees (domicile) . . . . . . . . . . . . . . . .   1764            0   1764            0   4.b.
  5.  Acceptances of other banks:
      a. Of U.S. banks . . . . . . . . . . . . . . . . . . . . . . . . . .   1756            0   1756            0   5.a.
      b. of foreign banks. . . . . . . . . . . . . . . . . . . . . . . . .   1757            0   1757            0   5.b.
  6.  Loans to individuals for household, family, and other personal
      expenditures (i.e., consumer Loans) (includes purchased paper) . . .                       1975    3,092,582   6.
      a. Credit cards and related plans (includes check credit and other
         revolving credit plans) . . . . . . . . . . . . . . . . . . . . .   2008    2,371,821                       6.a.
      b. other (includes single payment, installment, and all
         student loans). . . . . . . . . . . . . . . . . . . . . . . . . .   2011      720,761                       6.b.
  7.  Loans to foreign governments and official institutions (including
      foreign central banks) . . . . . . . . . . . . . . . . . . . . . . .   2081            0   2081            0   7.
  8.  Obligations (other than securities and Leases) of states and political subdivisions in the U.S. (includes nonrated
      industrial development obligations). . . . . . . . . . . . . . . . .   2107       20,415   2107       20,415   8.
  9.  Other Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1563      110,399                       9.
      a. Loans for purchasing or carrying securities
         (secured and unsecured) . . . . . . . . . . . . . . . . . . . . .                       1545        8,850   9.a.
      b. All other loans (exclude consumer loans). . . . . . . . . . . . .                       1564      101,549   9.b.
  10. Lease financing receivables (net of unearned income) . . . . . . . .                       2165      631,423  10.
      a. Of U.S. addressees (domicile) . . . . . . . . . . . . . . . . . .   2182      631,423                      10.a.
      b. Of non-U.S. addressees (domicile) . . . . . . . . . . . . . . . .   2183            0                      10.b.
  11. LESS: Any unearned income on loans reflected in items 1-9 above. . .   2123        2,001   2123        2,001  11.
  12. Total loans and leases, net of unearned income (sum of items 1 through 10 minus item 11) (total of column A must equal
      Schedule RC, item 4.a) . . . . . . . . . . . . . . . . . . . . . . .   2122    5,849,734   2122    5,849,734  12.
                                                                             -------------------------------------

  Legal Title of Bank:  BANK ONE, COLUMBUS, NA                                         Call Date:   9/30/95 ST-BK: 39-1580 FFIEC 031
  Address:              100 East Broad Street                                                                              Page RC-7
  City, State  Zip:     Columbus, OH 43271-1066
  FDIC Certificate No.: 06559

 Schedule RC-C--Continued

 Part I. Continued


                                                                               -----------------------------------
                                                                                (Column A)          (Column B)
                                                                               Consolidated          Domestic
Memoranda                                                                          Bank               Offices
                                                                             -------------------------------------
                                               Dollar Amounts in Thousands   RCFD Bil Mil Thou   RCOM Bil Mil Thou
------------------------------------------------------------------------------------------------------------------
   1. Commercial paper included in Schedule RC-C, part I, above. . . . . .   1496            0   1496            0   M.1.
   2. Loans and leases restructured and in compliance with modified terms
      (included in Schedule RC-C, part 1, above and not reported as past due or nonaccrual in Schedule RC-N, Memorandum item 1):
      a. Loans secured by real estate:                                                           -----------------
         (1) To U.S. addressees (domicile) . . . . . . . . . . . . . . . .   1687            0   M.2.a.(1)
         (2) To non-U.S. addressees (domicile) . . . . . . . . . . . . . .   1689            0   M.2.a.(2)
      b. All other loans and all lease financing receivables (exclude loans to individuals for household, family, and other personal
         expenditures) . . . . . . . . . . . . . . . . . . . . . . . . . .   8691            0   M.2.b.
      c. Commercial and industrial Loans to and lease financing
         receivables of non-U.S. addressees (domicile) included in
         Memorandum item 2.b above . . . . . . . . . . . . . . . . . . . .   8692            0   M.2.c.
  3. Maturity and repricing data for loans and Leases(l) (excluding those in nonaccrual status):
      a. Fixed rate loans and leases with a remaining maturity of:
         (1) Three months or less. . . . . . . . . . . . . . . . . . . . .   0348      163,655   M.3.a.(1)
         (2) Over three months through 12 months . . . . . . . . . . . . .   0349      220,405   M.3.a.(2)
         (3) Over one year through five years. . . . . . . . . . . . . . .   0356    1,305,884   M.3.a.(3)
         (4) Over five years . . . . . . . . . . . . . . . . . . . . . . .   0357      286,270   M.3.a.(4)
         (5) Total fixed rate loans and leases (sum of Memorandum
             items 3.a.(l) through 3.a.(4)). . . . . . . . . . . . . . . .   0358    1,976,214   M.3.a.(5)
      b. Floating rate loans with a repricing frequency of:
         (1) Quarterly or more frequently. . . . . . . . . . . . . . . . .   4554    3,338,935   M.3.b.(1)
         (2) Annually or more frequently, but less frequently than
             quarterly . . . . . . . . . . . . . . . . . . . . . . . . . .   4555      497,117   M.3.b.(2)
         (3) Every five years or more frequently, but less frequently than
             annually. . . . . . . . . . . . . . . . . . . . . . . . . . .   4561        6,947   M.3.b.(3)
         (4) Less frequently than every five years . . . . . . . . . . . .   4564            0   M.3.b.(4)
         (5) Total floating rate loans (sum of Memorandum items 3.b.(l)
             through 3.b.(4)). . . . . . . . . . . . . . . . . . . . . . .   4567    3,842,999   M.3.b.(5)
      c. Total Loans and leases (sum of Memorandum items 3.a.(5) and
         3-b.(5)) (must equal the sum of total Loans and leases, net, from
         Schedule RC-C, part I, item 12, plus unearned income from
         Schedule RC-C, part 1, item 11, minus total nonaccrual loans and
         leases from Schedule RC-N, sum of items 1 through 8, column C). .   1479    5,819,213   M.3.c.
 4.   Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in
      Schedule RC-C, part 1, items 4 and 9, column A, page RC-6(2) . . . .   2746       14,989   M.4.
 5.   Loans and leases held for sale (included in Schedule RC-C, part 1,
      above) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5369            0   M.5.
                                                                                                 -----------------
 6.   Adjustable rate closed-end loans secured by first liens on 1-4 family                      RCOM Bil Mil Thou
      residential properties (included in Schedule RC-C, part 1, item                            -----------------
      1.c.(2)(a), column B, page RC-6) . . . . . . . . . . . . . . . . . .                       5370       99,228   M.6.
                                                                             -------------------------------------

-------------
 1) Memorandum item 3 is not applicable to savings banks that must complete supplemental Schedule RC-J.
 2) Exclude loans secured by real estate that are included in Schedule RC-C, part 1, item 1, column A.

 Legal Title of Bank: BANK ONE, COLUMBUS, NA                                       Call Date:    9/30/95   ST-BK: 39-1580  FFIEC O31
 Address:               100 East Broad Street                                                                              Page RC-8
 City, State   Zip:    Columbus, OH 43271-1066
 FDIC Certificate No.:  06559

 Schedule RC-D--Trading Assets and Liabilities

 Schedule RC-D is to be completed only by banks with $1 billion or more in total assets or with $2 billion or more in par/notional amount of off-balance sheet derivative contracts (as reported in Schedule RC-L, item 14.a through 14.e, columns A through D).

                                                                                                                    -------
                                                                                                                      C420     --
                                                                             ----------------------------------------------
                                               Dollar Amounts in Thousands                                    Bil Mil Thou
---------------------------------------------------------------------------------------------------------------------------
 ASSETS
  1. U.S. Treasury securities in domestic offices. . . . . . . . . . . . . . . . . . . . . . . . . .RCOM 3531            0   1.
  2. U.S. Government agency and corporation obligations in domestic offices (exclude mortgage-
     backed securities). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .RCOM 3532            0   2.
  3. Securities issued by states and political subdivisions in the U.S. in domestic offices. . . . .RCOM 3533            0   3.
  4. Mortgage-backed securities (MBS) in domestic offices:
     a. Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA . . . . . . . . . . . .RCOM 3534            0   4.a
     b. Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA
         (include CMOs, REMICs, and stripped MBS). . . . . . . . . . . . . . . . . . . . . . . . . .RCOM 3535            0   4.b
     c. All other mortgage-backed securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .RCOM 3536            0   4.c
  5. Other debt securities in domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . .RCOM 3537            0   5.
  6. Certificates of deposit in domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . .RCOM 3538            0   6.
  7. Commercial paper in domestic offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .RCOM 3539            0   7.
  8. Bankers acceptances in domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . .RCOM 3540            0   8.
  9. Other trading assets in domestic offices. . . . . . . . . . . . . . . . . . . . . . . . . . . .RCOM 3541            0   9.
 10. Trading assets in foreign offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .RCFN 3542            0  10.
 11. Revaluation gains on interest rate, foreign exchange rate, and other commodity and equity contracts:
     a. In domestic offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCOM 3543          0  11.a
     b. In foreign offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCFN 3544          0  11.b
 12. Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5) . . . . . . .  RCFD 3545          0  12.
                                                                                                      --------------------

                                                                                                      --------------------
                                                                                                              Bil Mil Thou
                                                                                                      --------------------
 LIABILITIES
 13. Liability for short positions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .RCFD 3546            0  13.
 14. Revaluation losses on interest rate, foreign exchange rate, and other commodity and equity
     contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .RCFD 3547            0  14.
 15. Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15.b). . . . .RCFD 3548            0  15.
                                                                                                      --------------------

 Legal Title of Rank:  BANK ONE, COLUMBUS, NA                                        Call Date:  9/30/95  ST-BK:  39-1580  FFIEC 031
 Address:              100 East Broad Street                                                                               Page RC-9
 City, State   Zip:    Columbus, OH 43271-1066
 FDIC Certificate No.: 06559

 Schedule RC-E--Deposit Liabilities
 Part I. Deposits in Domestic Offices

                                                                                                               ----------
                                                                                                                    C425
                                                                 --------------------------------------------------------
                                                                                                          Nontransaction
                                                                         Transaction Accounts                Accounts
                                                                 --------------------------------------------------------
                                                                    (Column A)           (Column B)         (Column C)
                                                                 Total transaction       Memo:  Total           Total
                                                                accounts (including    demand deposits    nontransaction
                                                                   total demand         (included in         accounts
                                                                     deposits)            column A)      (including MMDAs)
                                                                 ---------------------------------------------------------
                                   Dollar Amounts in Thousands    RCOM Bil Mil Thou   RCOM Bil Mil Thou   RCOM Bil Mil Thou
--------------------------------------------------------------------------------------------------------------------------
 Deposits of:
  1. individuals, partnerships, and corporations . . . . . . .   2201    1,224,051   2240      927,068   2346    2,670,856   1.
  2. U.S. Government . . . . . . . . . . . . . . . . . . . . .   2202        7,641   2280        7,641   2520            0   2.
  3. States and political subdivisions in the U.S. . . . . . .   2203       37,392   2290       27,220   2530       24,088   3.
  4. Commercial banks in the U.S . . . . . . . . . . . . . . .   2206       92,765   2310       92,765                       4.
     a. U.S. branches and agencies of foreign banks. . . . . .                                           2347            0   4.a.
     b. Other commercial banks in the U.S. . . . . . . . . . .                                           2348        3,586   4.b.
  5. Other depository institutions in the U.S. . . . . . . . .   2207        9,427   2312        9,427   2349            0   5.
  6. Banks in foreign countries. . . . . . . . . . . . . . . .   2213        2,319   2320        2,319                       6.
     a. Foreign branches of other U.S. banks . . . . . . . . .                                           2367            0   6.a.
     b. Other banks in foreign countries . . . . . . . . . . .                                           2373            0   6.b.
  7. Foreign governments and official institutions
     (including foreign central banks) . . . . . . . . . . . .   2216            0   2300            0   2377            0   7.
  8. Certified and official checks . . . . . . . . . . . . . .   2330       63,313   2330       63,313                       8.
  9. Total (sum of items 1 through 8) (sum of
     columns A and C must equal Schedule RC,
     item 13.a). . . . . . . . . . . . . . . . . . . . . . . .   2215    1,436,908   2210    1,129,753   2385    2,698,530   9.
                                                                 ---------------------------------------------------------

 Memoranda


                                                                                                       ------------------
                                                                         Dollar Amounts in Thousands   RCOM Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------------
  1. Selected components of total deposits (i.e., sum of item 9, columns A and C):
     a. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts. . . . . . . . . . . . .   6835      247,242   M.1.a.
     b. Total brokered deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2365        4,678   M.1.b.
     c. Fully insured brokered deposits (included in Memorandum item 1.b above):
        (1) Issued in denominations of less than $100,000. . . . . . . . . . . . . . . . . . . . . .   2343          169   M.1.c.(1)
        (2) Issued either in denominations of $100,000 or in denominations greater than
            $100,000 and participated out by the broker in shares of $100,000 or less. . . . . . . .   2344        4,048   M.1.c.(2)
     d. Total deposits denominated in foreign currencies . . . . . . . . . . . . . . . . . . . . . .   3776            0   M.1.d.
     e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S.
        reported in item 3 above which are secured or collateralized as required under state law). .   5590       55,752   M.1.e.
 2.  Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.d must equal item 9, column C above):
     a. Savings deposits:
        (1) Money market deposit accounts (MMDAs). . . . . . . . . . . . . . . . . . . . . . . . . .   6810    1,050,955   M.2.a.(1)
        (2) Other savings deposits (excludes MMDAs). . . . . . . . . . . . . . . . . . . . . . . . .   0352      498,176   M.2.a.(2)
     b. Total time deposits of less than $100,000. . . . . . . . . . . . . . . . . . . . . . . . . .   6648    1,044,935   M.2.b.
     c. Time certificates of deposit of $100,000 or more . . . . . . . . . . . . . . . . . . . . . .   6645      104,464   M.2.c.
     d. Open-account time deposits of $100,000 or more . . . . . . . . . . . . . . . . . . . . . . .   6646            0   M.2.d.
  3. All NOW accounts (included in column A above) . . . . . . . . . . . . . . . . . . . . . . . . .   2398      307,155   M.3.
                                                                                                       ------------------

 Legal Title of Bank:  BANK ONE, COLUMBUS, NA                                        Call Date:  9/30/95  ST-BK:  39-1580  FFIEC 031
 Address:              100 East Broad Street                                                                              Page RC-10
 City, State   Zip:    Columbus, OH 43271-1066
 FDIC Certificate No.: 06559


 Schedule RC-E--Continued

 Part I. Continued


 Memoranda (continued)


------------------------------------------------------------------------------------------------------------------------------------
  Deposit Totals for FDIC Insurance Assessments                                                        -----------------
                                                                         Dollar Amounts in Thousands   RCOM   Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------------------
  4. Total deposits in domestic offices (sum of item 9, column A and item 9, column C)
     (must equal Schedule RC, item 13.a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2200    4,135,438   M.4

     a. Total demand deposits (must equal item 9, column B). . . . . . . . . . . . . . . . . . . . .   2210    1,129,753   M.4.a
     b. Total time and savings deposits(1) (must equal item 9, column A plus item 9, column C
        minus item 9, column B). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2350    3,005,685   M.4.b
                                                                                                       -----------------
  ------------
  (1) For FDIC insurance assessment purposes, "total time and savings deposits"
      consists of nontransaction accounts and all transaction accounts other than demand deposits.


                                                                                                       ------------------
                                                                         Dollar Amounts in Thousands   RCOM  Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------------
 5.  Time deposits of less than $100,000 and open-account time deposits of $100,000 or more
     (included in Memorandum items 2.b and 2.d above) with a remaining maturity or repricing frequency of:(l)
     a. Three months or less . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0359      129,706   M.5.a
     b. Over three months through 12 months (but not over 12 months) . . . . . . . . . . . . . . . .   3644      434,535   M.5.b
 6.  Maturity and repricing data for time certificates of deposit of $100,000 or more: (l)
     a. Fixed rate time certificates of deposit of $100,000 or more with a remaining maturity of:
        (1) Three months or less . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2761       59,276   M.6.a.(1)
        (2) Over three months through 12 months. . . . . . . . . . . . . . . . . . . . . . . . . . .   2762       19,704   M.6.a.(2)
        (3) Over one year through five years . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2763       22,792   M.6.a.(3)
        (4) Over five years. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2765        2,692   M.6.a.(4)
        (5) Total fixed rate time certificates of deposit of $100,000 or more (sum of
            Memorandum items 6.a.(1) through 6.a.(4) . . . . . . . . . . . . . . . . . . . . . . . .   2767      104,464   M.6.a.(5)
     b. Floating rate time certificates of deposit of $100,000 or more with a repricing frequency of:
        (1) Quarterly or more frequently . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4568            0   M.6.b.(1)
        (2) Annually or more frequently, but less frequently than quarterly. . . . . . . . . . . . .   4569            0   M.6.b.(2)
        (3) Every five years or more frequently, but less frequently than annually . . . . . . . . .   4571            0   M.6.b.(3)
        (4) Less frequently than every five years. . . . . . . . . . . . . . . . . . . . . . . . . .   4572            0   M.6.b.(4)
        (5) Total floating rate time certificates of deposit of $100,000 or more (sum of
            Memorandum items 6.b.(1) through 6.b.(4)). . . . . . . . . . . . . . . . . . . . . . . .   4573            0   M.6.b.(5)
     c. Total time certificates of deposit of $100,000 or more (sum of Memorandum items 6.a.(5)
        and 6.b.(5)) (must equal Memorandum item 2.c. above) . . . . . . . . . . . . . . . . . . . .   6645      104,464   M.6.c.
                                                                                                       ------------------

---------------
 (1) Memorandum items 5 and 6 are not applicable to savings banks that must complete supplemental Schedule RC-J.


Legal Title of Bank:   BANK ONE, COLUMBUS, NA        call Date: 9/30/95 ST-BK: 39-1580
Address:               100 East Broad Street
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559

Schedule RC-E--Continued

Part II.  Deposits in Foreign Offices (including Edge and
Agreement subsidiaries and IBFs)

                                                                                                      ---------------------
                                                                           Dollar Amounts in Thousands    RCFN Bil Mil Thou
---------------------------------------------------------------------------------------------------------------------------
Deposits of:
1. Individuals, partnerships, and corporations                                                           2621        391,213   1.
2. U.S. banks (including IBFs and foreign branches of U.S. banks)                                        2623              0   2.
3. Foreign banks (including U.S. branches and agencies of foreign banks, including their IBFs)           2625              0   3.
4. Foreign governments and official institutions (including foreign central banks)                       2650              0   4.
5. Certified and official checks                                                                         2330              0   5.
6. All other deposits                                                                                    2668              0   6.
7. Total (sum of items 1 through 6) (must equal Schedule RC, item 13.b)                                  2220        391,213   7.
                                                                                                      ----------------------

Schedule RC-F--Other Assets

                                                                                            ------------
                                                                                                  C435      --
                                                                                  ----------------------
                                                     Dollar Amounts in Thousands            Bil Mil Thou
--------------------------------------------------------------------------------------------------------
1. income earned, not collected on loans                                             RCFD 2164    56,662   1.
2. Net deferred tax assets(l)                                                        RCFD 2148         0   2.
3. Excess residential mortgage servicing fees receivable.                            RCFD 5371         0   3.
4. Other (itemize amounts that exceed 25% of this item).                             RCFD 2168  317,5331   4.
   a.    TEXT 3549   Cash Surrender VaLue of Life Insurance        RCFD 3549     129,380                            4.a.
   b.    TEXT 3550                                                 RCFD 3550                                        4.b.
   C.    TEXT 3551                                                 RCFD 3551                                        4.c.
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 11)                 RCFD 2160  374,1951   5.
                                                                                  ----------------------

Memorandum

                                                                                  ----------------------
                                                      Dollar Amounts in Thousands        Bil Mil Thou
--------------------------------------------------------------------------------------------------------
1. Deferred tax assets disallowed for regulatory capital purposes                     RCFD 5610        0    M.l.
                                                                                  ----------------------

Schedule RC-G--Other Liabilities

                                                                                            ------------
                                                                                                  C430      --
                                                                                  ----------------------
                                                     Dollar Amounts in Thousands            Bil Mil Thou
--------------------------------------------------------------------------------------------------------
1. a. Interest accrued and unpaid on deposits in domestic offices(2)                  RCOM 3645    27,263   1.a.
   b. Other expenses accrued and unpaid (includes accrued income taxes payable)       RCFD 3646    78,704   l.b.
2. Net deferred tax liabilities(l)                                                    RCFD 3049    48,927   2.
3. Minority interest in consolidated subsidiaries.                                    RCFD 3000         0   3.
4. Other (itemize amounts that exceed 25% of this item).                              RCFD 2938    68,388   4.
   a. TEXT 3552 Deferred Fees Received on Swaps                 RCFD 3552     37,955                        4.a.
   b. TEXT 3553 Accrued Credit Card Customer Awards             RCFD 3553     24,005                        4.b.
   c. TEXT 3554                                                 RCFD 3554                                   4.c.
 5. Total (sum of items 1 through 4) (must equal Schedule RC, item 20)                RCFD 2930   223,282   5.
                                                                                  ----------------------

------------------
(1) See discussion of deferred income taxes in Glossary entry on "income taxes."
(2) For savings banks, include "dividends" accrued and unpaid on deposits.


Legal Title of Bank:  BANK ONE, COLUMBUS, NA              Call Date: 9/30/95
Address:              100 East Broad Street               ST-BK: 39-1580 FFIEC 0
City, State Zip:      Columbus, OH 43271-1066             Page RC-12
FDIC Certificate No.: 06559

Schedule RC-H--Selected Balance Sheet Items for Domestic Offices

                                                                                            ------------
                                                                                                  C440      --
                                                                                  ----------------------
                                                                                       Domestic Offices
                                                                                  ----------------------
                                                     Dollar Amounts in Thousands      RCOM  Bil Mil Thou
--------------------------------------------------------------------------------------------------------
1. Customers' liability to this bank on acceptances outstanding                       2155          6,025   1.
2. Bank's liability on acceptances executed and outstanding                           2920          6,025   2.
3. Federal funds sold and securities purchased under agreements to resell             1350         94,311   3.
4. Federal funds purchased and securities sold under agreements to repurchase         2800        953,322   4.
5. Other borrowed money                                                               3190        839,626   5.
   EITHER
6. Net due from own foreign offices, Edge and Agreement subsidiaries, and IBFs        2163            N/A   6.
   OR
7. Net due to own foreign offices, Edge and Agreement subsidiaries, and IBFs          2941        396,026   7.
8. Total assets (excludes net due from foreign offices, Edge and Agreement
   subsidiaries, and IBFs)                                                            2192      7,393,655   8.
9. Total liabilities (excludes net due to foreign offices, Edge and Agreement
   subsidiaries, and IBFS)                                                            3129      6,377,150   9.
                                                                                  ----------------------

Items 10-17 include held-to-maturity and available-for-sale securities in domestic offices.

                                                                                  ----------------------
                                                                                      RCOM  Bil Mil Thou
--------------------------------------------------------------------------------------------------------
10. U.S. Treasury securities                                                          1779        143,500   10.
11. U.S. Government agency and corporation obligations (exclude mortgage-backed
    securities)                                                                       1785        319,119   11.
12. Securities issued by states and political subdivisions in the U.S.                1786         41,172   12.
13. Mortgage-backed securities (MBS):
    a. Pass-through securities:
       (1) Issued or guaranteed by FNMA, FHLMC, or GNMA                               1787            491   13.a
       (2) Other pass-through securities                                              1869         12,863   13.a
    b. Other mortgage-backed securities (include CMOs, REMICS, and stripped MBS):
       (1) Issued or guaranteed by FNM14A, FHLMC, or GNMA                              187         25,015   13.b
       (2) All other mortgage-backed securities                                       2253            263   13.b
14. Other domestic debt securities                                                    3159            717   14.
15. Foreign debt securities                                                           3160              0   15.
16. Equity securities:
    a. Investments in mutual funds                                                    3161              0   16.a
    b. Other equity securities with readily determinable fair values                  3162              0   16.b
    c. All other equity securities                                                    3169          3,844   16.c
17. Total held-to-maturity and available-for-sale securities (sum of items
    10 through 16)                                                                    3170        546,984   17.
                                                                                  ----------------------

Memorandum (to be completed only by banks with IEFs and other "foreign" offices)

                                                                                  ----------------------
                                                     Dollar Amounts in Thousands      RCOM  Bil Mil Thou
--------------------------------------------------------------------------------------------------------
EITHER
1. Net due from the IBF of the domestic offices of the reporting bank                 3051           N/A    M.l.
   OR
2. Net due to the IBF of the domestic offices of the reporting bank                   3059           N/A    M.2.

Legal Title of Bank:  BANK ONE, COLUMBUS, NA    Call Date: 9/3/95 ST-BCL
Address:              100 East Broad Street                39-1580 PFIEC 031
City, State Zip:      Columbus, OH 43271-1066              Page RC-13
FDIC Certificate No.: 06559

Schedule RC-I--Selected Assets and Liabilities of IBFs

To be completed only by banks with IBFs and other "foreign" offices.

                                                                                               -----
                                                                                                C445 --
                                                                                  ------------------
                                                    Dollar Amounts in Thousands    RCFN Bil Mil Thou
----------------------------------------------------------------------------------------------------
1. Total IRBF assets of the consolidated bank (component of Schedule RC, item 12)   2133         N/A 1.
2. Total ISF loans and lease financing receivables (component
   of schedule RC-C, part 1, item 12, column A)                                    2076          N/A 2.
3. IBF commercial and industrial loans (component of Schedule RC-C, part 1,
   item 4, column A)                                                               2077          N/A 3.
4. Total IBF liabilities (component of Schedule RC, item 21)                       2898          N/A 4.
5. IBF deposit liabilities due to banks, including other IBFs
   (component of Schedule RC-E, part II, items 2 and 3)                            2379          N/A 5.
6. Other IBF deposit liabilities (component of Schedule RC-E,
   part II, items 1, 4, 5, and 6)                                                  2381          N/A 6.
                                                                                 -------------------

Schedule RC-K--Quarterly Averages(1)

                                                                                               -----
                                                                                                C445 --
                                                                                  ------------------
                                                    Dollar Amounts in Thousands         Bil Mil Thou
----------------------------------------------------------------------------------------------------
ASSETS
1. Interest-bearing balances due from depository institutions                     RCFD 3381      957  1.
2. U.S. Treasury securities and U.S. Government agency and corporation
   obligations(2)                                                                 RCFD 3382  500,121  2.
3. Securities issued by states and political subdivisions in the U.S.(2)          RCFD 3383   41,069  3.
4. a. Other debt securities(2)                                                    RCFD 3647   18,530  4.a.
   b. Equity securities(3) (includes investments in mutual funds and Federal
      Reserve stock)                                                              RCFD 3648    3,844  4.b.
5. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and
   in IBFs                                                                        RCFD 3365  186,425  5.
6. Loans:
   a. Loans in domestic offices:
      (1) Total loans                                                             RCOM 3360 4,949,379  6.a.(1)
      (2) Loans secured by real estate                                            RCOM 3385 1,167,504  6.a.(2)
      (3) Loans to finance agricultural production and other loans to farmers     RCOM 3386     7,633  6.a.(3)
      (4) Commercial and industrial loans                                         RCOM 3387   750,452  6.a.(4)
      (5) Loans to individuals for household, family, and other personal
          expenditures                                                            RCOM 3388 2,856,341  6.a.(5)
   b. Total loans in foreign offices, Edge and Agreement subsidiaries, and IBFs   RCFN 3360         0  6.b.
7. Trading assets                                                                 RCFD 3401         0  7.
8. Lease financing receivables (net of unearned income)                           RCFD 3484   601,730  8.
9. Total assets(4)                                                                RCFD 3368 7,040,300  9.
LIABILITIES
10. Interest-bearing transaction accounts in domestic offices (NOW accounts,
    ATS accounts, and telephone and preauthorized transfer accounts)
    (exclude demand deposits)                                                     RCOM 3485   311,680  10.
11. Nontransaction accounts in domestic offices:
    a. Money market deposit accounts (MKDAS)                                      RCOM 3486   971,141  11.a.
    b. Other savings deposits                                                     RCOM 3487   592,169  11.b.
    c. Time certificates of deposit of S100,000 or more                           RCOW 3345   112,785  11.c.
    d. All other time deposits                                                    RCOM 3469 1,073,499  11.d.
12. Interest-bearing deposits in foreign offices, Edge and Agreement
    subsidiaries, and IBFs                                                        RCFN 3404   438,274  12.
13. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and
    in IBFs                                                                       RCFD 3353  1,077,973  13.
14. Other borrowed money                                                          RCFD 3355    233,585  14.
                                                                                ----------------------
-----------------------------

(1) For all items, banks have the option of reporting either (1) an average of daily figures for the quarter, or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).
(2) Quarterly averages for all debt securities should be based on amortized cost.
(3) Quarterly averages for all equity securities should be based on historical cost.
(4) The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

Legal Title of Bank: BANK ONE, COLUMBUS, NA    Call Date: 9/30/95 ST-SK: 39-1580
Address:             100 East Broad Street     FFIEC 031
City, State Zip:     Columbus, OH 43271-1066   Page RC-14
FDIC Certificate No.: 06559

Schedule RC-L--Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. some of the amounts reported in ScheduLe RC-L are regarded as volume indicators and not necessarily as measures of risk.

                                                                                               -----
                                                                                                C460 --
                                                                                  ------------------
                                                    Dollar Amounts in Thousands    RCFD Bil Mil Thou
----------------------------------------------------------------------------------------------------
1. Unused commitments:
   a. Revolving, open-end lines secured by 1-4 family residential properties, e.g.,
      home equity lines                                                             3814     314,878  1.a.
   b. Credit card lines                                                             3815  25,306,390  1.b.
   c. Commercial real estate, construction, and land development:
      (1) Commitments to fund loans secured by real estate                          3816     107,508  1.c.(1)
      (2) Commitments to fund loans not secured by real estate                      6550       1,399  1.c.(2)
   d. Securities underwriting                                                       3817           0  1.d.
   e. Other unused commitments                                                      3818   1,411,189  1.e.
2. Financial standby letters of credit and foreign office guarantees                3819     488,410  2.
   a. Amount of financial standby letters of credit conveyed
      to others                                                 RCFD 3820  197,603                    2.a.
                                                                ------------------
3. Performance standby letters of credit and foreign office guarantees              3821      78,044  3.
   a. Amount of performance standby letters of credit conveyed
      to others                                                RCFD 3822   15,656                     3.a.
                                                               -------------------
4. Commercial and similar letters of credit                                         3411      80,461  4.
5. Participations in acceptances (as described in the instructions) conveyed to
   others by the reporting bank                                                     3428           0  5.
6. Participations in acceptances (as described in the instructions) acquired by
   the reporting (nonaccepting) bank                                                3429           0  6.
7. Securities borrowed                                                              3432           0  7.
8. Securities lent (including customers securities lent where the customer is
   indemnified against loss by the reporting bank)                                  3433           0  8.
9. Mortgages transferred (i.e., sold or swapped) with recourse that have been treated as sold for Call Report purposes:
   a. FNMA and FHLMC residential mortgage loan pools:
      (1) Outstanding principal balance of mortgages transferred as of the
          report date                                                               3650          0  9.a.(1)
      (2) Amount of recourse exposure on these mortgages as of the report
          date                                                                       3651          0  9.a.(2)
   b. Private (nongovernment-issued or -guaranteed) residential mortgage loan pools:
      (1) Outstanding principal balance of mortgages transferred as of the
          report date                                                                3652          0  9.b.(1)
      (2) Amount of recourse exposure on these mortgages as of the report
          date                                                                       3653          0  9.b.(2)
   c. Farmer Mac agricultural mortgage loan pools:
      (1) outstanding principal balance of mortgages transferred as of the
          report date                                                                3654          0  9.c.(1)
      (2) Amount of recourse exposure on these mortgages as of the report date       3655          0  9.c.(2)
10. When-issued securities:
    a. Gross commitments to purchase                                                 3434          0  10.a.
    b. Gross commitments to sell                                                     3435          0  10.b.
11. Spot foreign exchange contracts                                                  8765     12,504  11.12.
    All other off-balance sheet liabilities (exclude off-balance sheet derivatives) (itemize and describe each component of this item over 25% of
    Schedule RC, item 28, "Total equity capital")                                    3430          0   12.
    ------------                                                 ---------
    a. TEXT 3555                                                 RCFD 3555                             12.a.
    ----------------------------------------------------------------------
    b. TEXT 3556                                                 RCFD 3556                             12.b.
    ----------------------------------------------------------------------
    c. TEXT 3557                                                 RCFD 3557                             12.c.
    ----------------------------------------------------------------------
    d. TEXT 3558                                                 RCFD 3558                             12.d.
    ----------------------------------------------------------------------
13. All other off-balance sheet assets (exclude off-balance sheet derivatives)
    (itemize and describe each component of this item over 25% of Schedule RC,
    item 28, "Total equity capital")                                                  5591     83,506  13.
    ------------                                                 ---------
    a. TEXT 5592                                                RCFD 5592                              13.a.
    ----------------------------------------------------------------------
    b. TEXT 5593                                                RCFD 5593                              13.b.
    ----------------------------------------------------------------------
    c. TEXT 5594                                                RCFD 5594                              13.c.
    ----------------------------------------------------------------------
    d. TEXT 5595                                                RCFD 5595                              13.d.
    ----------------------------------------------------------------------

                                   (Column A)               (Column B)           (Column C)            (Column D)
                                  Interest Rate           Foreign Exchange     Equity Derivative       Commodity and
Dollar Amounts in Thousands         Contracts                Contracts            Contracts          Other contracts
----------------------------      --------------          ----------------     -----------------      ---------------
Off-balance Sheet Derivatives    Tril Bil Mil Thou        Tril Bil Mil Thou     Tril Bil Mil Thou      Tril Bil Mil Thou
Position Indicators

14. Gross amounts (e.g., notional
amounts) (for each column, sum of
items 14.a through 14.e must equal
sum of items 15, 16.a, and 16.b):

a. Futures contracts                     0                       0                     0                       0        14.a.
                                     RCFD 8693                RCFD 8694             RCFD 8695             RCFD 8696

b. Forward contracts                  60,000                   140,167                 0                       0        14.b.
                                     RCFD 8697                RCFD 8698             RCFD 8699             RCFD 8700

c. Exchange-traded option contracts:
     (1) Written options                 0                       0                     0                       0        14.c.(1)
                                     RCFD 8701                RCFD 8702             RCFD 8703             RCFD 8704

     (2) Purchased options               0                       0                     0                       0        14.c.(2)
                                     RCFD 8705                RCFD 8706             RCFD 8707             RCFD 8708

d. Over-the-counter option contracts:

     (1) Written options             2,680,077                   0                     0                       0        14.d.(1)
                                     RCFD 8709                RCFD 8710             RCFD 8711             RCFD 8712

     (2) Purchased options           3,956,077                   0                     0                       0        14.d.(2)
                                     RCFD 8713                RCFD 8714             RCFD 8715             RCFD 8716

e. Swaps                            21,360,879                   0                     0                       0        14.e.
                                     RCFD 3450                RCFD 3826             RCFD 8719             RCFD 8720

15. Total gross notional
amount of derivative contracts
held for trading                         0                       0                     0                       0        15.
                                     RCFD A126                RCFD A127             RCFD 8723             RCFD 8724

16. Total gross notional
amount of derivative contracts
held for purposes other than
trading:

a. Contracts marked to market         871,310                  140,167                  0                      0        16.a.
                                     RCFD 8725                RCFD 8726             RCFD 8727             RCFD 8728

b. Contracts not marked to market  27,185,723                     0                     0                      0        16.b.
                                     RCFD 8729                ECFD 8730             RCFD 8731             RCFD 8732



Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                          Call Date: 9/30/95  ST-BK: 39-1580  FFIEC 031
Address:               100 East Broad Street                                                                              Page RC-16
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559

Schedule RC-L--Continued

                                     -----------------------------------------------------------------------------
                                        (Column A)          (Column B)          (Column C)          (Column D)
       Dollar Amounts in Thousands     Interest Rate     Foreign Exchange   Equity Derivative      Commodity and
----------------------------------       Contracts           Contracts           Contracts        Other Contracts
 Off-balance Sheet Derivatives       -----------------------------------------------------------------------------
      Position Indicators            RCFD Bil Mil Thou   RCFD Bil Mil Thou   RCFD Bil Mil Thou   RCFD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------

 17. Gross fair values of
     derivative contracts:
     a.  Contracts held for
         trading:
         (1) Gross positive
             fair value. . . . . .   8733            0   8734            0   8735            0   8736            0   17.a.(1)
         (2) Gross negative
             fair value. . . . . .   8737            0   8738            0   8739            0   8740            0   17.a.(2)
     b.  Contracts held for
         purposes other than
         trading that are marked
         to market:
         (1) Gross positive
             fair value. . . . . .   8741        1,525   8742        1,492   8743            0   8744            0   17.b.(1)
         (2) Gross negative
             fair value. . . . . .   8745        1,861   8746        1,488   8747            0   8748            0   17.b.(2)
     c.  Contracts held for
         purposes other than
         trading that are not
         marked to market:
         (1) Gross positive
             fair value. . . . . .   8749      122,256   8750            0   8751            0   8752            0   17.c.(1)
         (2) Gross negative
             fair value. . . . . .   8753      129,021   8754            0   8755            0   8756            0   17.c.(2)
                                     -----------------------------------------------------------------------------


Memoranda                                                           Dollar Amounts in Thousands  RCFD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------

 1.-2. Not applicable
 3. Unused commitments with an original maturity exceeding one year that are reported in
    Schedule RC-L, items 1.a through 1.e, above (report only the unused portions of
    commitments that are fee paid or otherwise legally binding). . . . . . . . . . . . . . . .   3833      953,216   M.3.
    a. Participations in commitments with an original maturity
       exceeding one year conveyed to others . . . . . . . . . . . . . .   RCFD 3834   116,042                       M.3.a.
4.  To be completed only by banks with $l billion or more in total assets:
    Standby letters of credit and foreign office guarantees (both financial and performance)
    issued to non-U.S. addressees (domicile) included in Schedule RC-L, items 2 and 3,
    above. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3377        1,013   M.4.
5.  To be completed for the September report only:
    installment loans to individuals for household, family, and other personal expenditures that have been securitized and sold without recourse (with servicing retained), amounts outstanding by type of loan:
    a. Loans to purchase private passenger automobiles . . . . . . . . . . . . . . . . . . . .   2741            0   M.5.a.
    b. Credit cards and related plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2742    3,440,000   M.5.b.
    c. All other consumer installment credit (including mobile home loans) . . . . . . . . . .   2743       54,408   M.5.c.
                                                                                                 -----------------



Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                          Call Date: 9/30/95  ST-BK: 39-1580  FFIEC 031
Address:               100 East Broad Street                                                                              Page RC-17
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559

Schedule RC-M--Memoranda
                                                                                                              C465
                                                                                                 -----------------
                                                                    Dollar Amounts in Thousands  RCFD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------

 1. Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
    a. Aggregate amount of all extensions of credit to alt executive officers, directors,
       principal shareholders, and their related interests . . . . . . . . . . . . . . . . . .   6164      214,507   1.a.
    b. Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to related interests) equals or exceeds the lesser of $500,000 or
       5 percent of total capital as defined for this purpose in                        Number
       agency regulations. . . . . . . . . . . . . . . . . . . . . . . .   RCFD 6165        10                       1.b.
 2. Federal funds sold and securities purchased under agreements to resell with U.S. branches
    and agencies of foreign banks(1) (included in Schedule RC, items 3.a and 3.b). . . . . . .   3405            0   2.
 3. Not applicable.
 4. Outstanding principal balance of 1-4 family residential mortgage loans serviced for others
    (include both retained servicing and purchased servicing):
    a. Mortgages serviced under a GNMA contract. . . . . . . . . . . . . . . . . . . . . . . .   5500            0   4.a.
    b. Mortgages serviced under a FHLMC contract:
       (1) Serviced with recourse to servicer. . . . . . . . . . . . . . . . . . . . . . . . .   5501            0   4.b.(1)
       (2) Serviced without recourse to servicer . . . . . . . . . . . . . . . . . . . . . . .   5502            0   4.b.(2)
    c. Mortgages serviced under a FNMA contract:
       (1) Serviced under a regular option contract. . . . . . . . . . . . . . . . . . . . . .   5503            0   4.c.(1)
       (2) Serviced under a special option contract. . . . . . . . . . . . . . . . . . . . . .   5504            0   4.c.(2)
    d. Mortgages serviced under other servicing contracts. . . . . . . . . . . . . . . . . . .   5505            0   4.d.
 5. To be completed only by banks with $1 billion or more in total assets:
    Customers' liability to this bank on acceptances outstanding (sum of items 5.a and 5.b must equal Schedule RC, item 9):
    a. U.S. addressees (domicile). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2103        6,025   5.a.
    b. Non-U.S. addressees (domicile). . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2104            0   5.b.
 6. Intangible assets:
    a. Mortgage servicing rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3164            0   6.a.
    b. Other identifiable intangible assets:
       (1) Purchased credit card relationships . . . . . . . . . . . . . . . . . . . . . . . .   5506       25,986   6.b.(1)
       (2) All other identifiable intangible assets. . . . . . . . . . . . . . . . . . . . . .   5507        3,067   6.b.(2)
    c. Goodwill. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3163       13,089   6.c.
    d. Total (sum of items 6.a through 6.c) (must equal Schedule RC, item 10). . . . . . . . .   2143       42,142   6.d.
    e. Amount of intangible assets (included in item 6.b.(2) above) that have been
       grandfathered or are otherwise qualifying for regulatory capital purposes . . . . . . .   6442            0   6.e.
 7. Mandatory convertible debt, net of common or perpetual preferred stock dedicated to
    redeem the debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3295            0   7.
                                                                                                 -----------------


---------------
(1) Do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this item.


Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                          Call Date: 9/30/95  ST-BK: 39-1580  FFIEC 031
Address:               100 East Broad Street                                                                              Page RC-18
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559

Schedule RC-M--Continued

                                                                                             ---------------------
                                                               Dollar Amounts in Thousands            Bil Mil Thou
------------------------------------------------------------------------------------------------------------------

 8. a. Other real estate owned:
        (1)  Direct and indirect investments in real estate ventures . . . . . . . . . . .   RCFD 5372           0   8.a.(1)
        (2)  All other real estate owned:
             (a) Construction and land development in domestic offices . . . . . . . . . .   RCOM 5508           0   8.a.(2)(a)
             (b) Farmland in domestic offices. . . . . . . . . . . . . . . . . . . . . . .   RCOM 5509           0   8.a.(2)(b)
             (c) 1-4 family residential properties in domestic offices . . . . . . . . . .   RCOM 5510         170   8.a.(2)(c)
             (d) Multifamily (5 or more) residential properties in domestic offices. . . .   RCOM 5511           0   8.a.(2)(d)
             (e) Nonfarm nonresidential properties in domestic offices . . . . . . . . . .   RCOM 5512       1,900   8.a.(2)(e)
             (f) In foreign offices. . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFN 5513           0   8.a.(2)(f)
        (3) Total (sum of items 8.a.(1) and 8.a.(2)) (must equal Schedule RC, item 7). . .   RCFD 2150       2,070   8.a.(3)
     b. Investments in unconsolidated subsidiaries and associated companies:
        (1) Direct and indirect investments in real estate ventures. . . . . . . . . . . .   RCFD 5374           0   8.b.(1)
        (2) All other investments in unconsolidated subsidiaries and associated companies.   RCFD 5375         236   8.b.(2)
        (3) Total (sum of items B.b.(1) and 8.b.(2)) (must equal Schedule RC, item 8). . .   RCFD 2130         236   8.b.(3)
     c. Total assets of unconsolidated subsidiaries and associated companies . . . . . . .   RCFD 5376       9,040   8.c.
 9.  Noncumulative perpetual preferred stock and related surplus included in Schedule RC,
     item 23, "Perpetual preferred stock and related surplus". . . . . . . . . . . . . . .   RCFD 3778           0   9.
10.  Mutual fund and annuity sales in domestic offices during the quarter (include proprietary, private label, and third party products):
     a. Money market funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCOM 6441          49   10.a.
     b. Equity securities funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCOM 8427       6,121   10.b.
     c. Debt securities funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCOM 8428       1,740   10.c.
     d. Other mutual funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCOM 8429           0   10.d.
     e. Annuities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCOM 8430       6,454   10.e.
     f. Sales of proprietary mutual funds and annuities (included in items 10.a through
        10.e above). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCOM 8784       2,556   10.f.
                                                                                             ---------------------



Memorandum                                                          Dollar Amounts in Thousands  RCFD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------

1. Interbank holdings of capital instruments (to be completed for the December report only):
    a. Reciprocal holdings of banking organizations' capital instruments . . . . . . . . . . .   3836          N/A   M.1.a.
    b. Nonreciprocal holdings of banking organizations' capital instruments. . . . . . . . . .   3837          N/A   M.1.b.
                                                                                                 -----------------


Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                          Call Date: 9/30/95  ST-BK: 39-1580  FFIEC 031
Address:               100 East Broad Street                                                                              Page RC-19
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559

Schedule RC-N--Past Due and Nonaccrual Loans, Leases,
               and Other Assets



The FFIEC regards the information reported in all of Memorandum item 1, in items 1 through 10, column A, and in Memorandum items 2 through 4, column A, as confidential.

                                                                                                              C470
                                                         ---------------------------------------------------------
                                                            (Column A)          (Column B)          (Column C)
                                                             Past due           Past due 90         Nonaccrual
                                                           30 through 89       days or more
                                                          days and still         and still
                                                             accruing            accruing
                                                         ---------------------------------------------------------
Dollar Amounts in Thousands                              RCFD Bil Mil Thou   RCFD Bil Mil Thou   RCFD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------

 1. Loans secured by real estate:
    a. To U.S. addressees (domicile) . . . . . . . . .   1245                1246        3,703   1247       13,919   1.a.
    b. To non-U.S. addressees (domicile) . . . . . . .   1248                1249            0   1250            0   1.b.
 2. Loans to depository institutions and acceptances
    of other banks:
    a. To U.S. banks and other U.S. depository
        institutions . . . . . . . . . . . . . . . . .   5377                5378            0   5379            0   2.a.
    b. To foreign banks. . . . . . . . . . . . . . . .   5380                5381            0   5382            0   2.b.
 3. Loans to finance agricultural production and
    other loans to farmers . . . . . . . . . . . . . .   1594                1597            0   1583          101   3.
 4. Commercial and industrial loans:
    a. To U.S. addressees (domicile) . . . . . . . . .   1251                1252        3,766   1253       12,322   4.a.
    b. To non-U.S. addressees (domicile) . . . . . . .   1254                1255            0   1256            0   4.b.
 5. Loans to individuals for household, family, and
    other personal expenditures:
    a. Credit cards and related plans. . . . . . . . .   5383                5384       26,841   5385            0   5.a.
    b. Other (includes single payment, installment,
       and all student loans). . . . . . . . . . . . .   5386                5387       10,758   5388        4,260   5.b.
 6. Loans to foreign governments and official
    institutions . . . . . . . . . . . . . . . . . . .   5389                5390            0   5391            0   6.
 7. All other loans. . . . . . . . . . . . . . . . . .   5459                5460            4   5461        1,093   7.
 8. Lease financing receivables:
    a. Of U.S. addressees (domicile) . . . . . . . . .   1257                1258          469   1259          827   8.a.
    b. Of non-U.S. addressees (domicile) . . . . . . .   1271                1272            0   1791            0   8.b.
 9. Debt securities and other assets (exclude other
    real estate owned and other repossessed assets). .   3505                3506            0   3507       15,374   9.
                                                         ---------------------------------------------------------

Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases.  Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.


                                                         RCFD Bil Mil Thou   RCFD Bil Mil Thou   RCFD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------
10. Loans and leases reported in items 1
    through 8 above which are wholly or partially
    guaranteed by the U.S. Government. . . . . . . . .   5612                5613        5,004   5614        1,405   10.
    a. Guaranteed portion of loans and leases
       included in item 10 above . . . . . . . . . . .   5615                5616        5,004   5617        1,390   11.a.
                                                         ---------------------------------------------------------


Legal Title of Bank:   BANK ONE, COLUMBUS, NA                                          Call Date: 9/30/95  ST-BK: 39-1580  FFIEC 031
Address:               100 East Broad Street                                                                              Page RC-20
City, State   Zip:     Columbus, OH 43271-1066
FDIC Certificate No.:  06559

Schedule RC-N--Continued

                                                                                                              C473
                                                         ---------------------------------------------------------
                                                            (Column A)          (Column B)          (Column C)
                                                             Past due           Past due 90         Nonaccrual
                                                           30 through 89       days or more
                                                          days and still         and still
                                                             accruing            accruing
Memoranda                                                ---------------------------------------------------------
                           Dollar Amounts in Thousands   RCFD Bil Mil Thou   RCFD Bil Mil Thou   RCFD Bil Mil Thou
------------------------------------------------------------------------------------------------------------------

  1.  Restructured loans and leases included in
      Schedule RC-N, items 1 through 8, above (and not
      reported in Schedule RC-C, part 1, Memorandum
      item 2). . . . . . . . . . . . . . . . . . . . .   1658                1659                1661                M.1.
  2.  Loans to finance commercial real estate,
      construction, and land development activities
      (not secured by real estate) included in
      Schedule RC-N, items 4 and 7, above. . . . . . .   6558                6559            0   6560        4,287   M.2.
                                                         ---------------------------------------------------------
  3.  Loans secured by real estate in domestic offices   RCOM Bil Mil Thou   RCOM Bil Mil Thou   RCOM Bil Mil Thou
      (included in Schedule RC-N, item 1, above):        ---------------------------------------------------------
      a. Construction and land development . . . . . .   2759                2769            4   3492        2,583   M.3.a.
      b. Secured by farmland . . . . . . . . . . . . .   3493                3494            0   3495           16   M.3.b.
      c. Secured by 1-4 family residential properties:
         (1) Revolving, open-end loans secured by
             1-4 family residential properties and
             extended under lines of credit. . . . . .   5398                5399          537   5400          612   M.3.c.(1)
         (2) All other loans secured by 1-4 family
             residential properties. . . . . . . . . .   5401                5402        1,797   5403        5,970   M.3.c.(2)
      d. Secured by multifamily (5 or more) residential
         properties. . . . . . . . . . . . . . . . . .   3499                3500           32   3501            0   M.3.d.
      e. Secured by nonfarm nonresidential properties.   3502                3503        1,333   3504        4,738   M.3.e
                                                         ---------------------------------------------------------


                                                         -------------------------------------
                                                            (Column A)          (Column B)
                                                            Past due 30         Past due 90
                                                          through 89 days      days or more
Memoranda                                                -------------------------------------
                           Dollar Amounts in Thousands   RCFD Bil Mil Thou   RCFD Bil Mil Thou
----------------------------------------------------------------------------------------------
  4. Interest rate, foreign exchange rate, and other
     commodity and equity contracts:
     a. Book value of amounts carried as assets. . . .   3522                3528            0   M.4.a
     b. Replacement cost of contracts with a
        positive replacement cost. . . . . . . . . . .   3529                3530            0   M.4.b.
                                                         -------------------------------------


Legal Title of Bank:  BANK ONE, COLUMBUS, NA          Call Date:   9/30/95 ST-BK: 39-1580   FFIEC 031
Address:              100 East Broad Street                                                Page RC-21
City, State   Zip:    Columbus, OH 43271-1066
FDIC Certificate No.: 06559






Schedule RC-0--Other Data for Deposit Insurance Assessments


                                                                                     ----
                                                                                     C475
                                                                     --------------------
                           Dollar Amounts in Thousands               RCOM  Bil  Mil  Thou
-----------------------------------------------------------------------------------------
  1. Unposted debits (see instructions):
     a. Actual amount of all unposted debits.......................  0030             N/A    1.a.
        OR
     b. Separate amount of unposted debits:
        (1) Actual amount of unposted debits to demand deposits....  0031              0     1.b.(1)
        (2) Actual amount of unposted debits to time and savings
          deposits(1)..............................................  0032              0     1.b.(2)
  2. Unposted credits (see instructions):
     a. Actual amount of all unposted credits......................  3510             N/A    2.a.
        OR
     b. Separate amount of unposted credits:
        (1) Actual amount of unposted credits to demand deposits...  3512              0     2.b.(1)
        (2) Actual amount of unposted credits to time and savings
          deposits(1)..............................................  3514              0     2.b.(2)
  3. Uninvested trust funds (cash) held in bank's own trust
     department (not included in total deposits in
     domestic offices).............................................  3520              0     3.
  4. Deposits of consolidated subsidiaries in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions (not included in total deposits):
     a. Demand deposits of consolidated subsidiaries...............  2211           7,187    4.a.
     b. Time and savings deposits(1) of consolidated subsidiaries..  2351          11,816    4.b.
     c. Interest accrued and unpaid on deposits of consolidated
        subsidiaries...............................................  5514               0    4.c.
  5. Deposits in insured branches in Puerto Rico and U.S.
     territories and possessions:
     a. Demand deposits in insured branches (included in Schedule
        RC-E, Part II).............................................  2229               0    5.a.
     b. Time and savings deposits(1) in insured branches
        (included in ScheduLe RC-E, Part II).......................  2383               0    5.b.
     c. Interest accrued and unpaid on deposits in insured
        branches (included in ScheduLe RC-G, item 1.b).............  5515               0    5.c.
                                                                     ----------------------------
                                                                     ----------------------------

 Item 6 is not applicable to state nonmember banks that have not been authorized by the
 Federal Reserve to act as pass-through correspondents.
 6. Reserve balances actually passed through to the Federal
    Reserve by the reporting bank on behalf of its respondent
    depository institutions that are also reflected as deposit liabilities of the reporting bank:
    a. Amount reflected in demand deposits (included in Schedule
       RC-E, Part I, Memorandum item 4.a)..........................  2314               0    6.a.
    b. Amount reflected in time and savings deposits(1) (included
       in ScheduLe RC-E, Part I, Memorandum item 4.b)..............  2315               0    6.b.
 7. Unamortized premiums and discounts on time and savings
    deposits:(1)
    a. Unamortized premiums........................................  5516               0    7.a.
    b. Unamortized discounts.......................................  5517               0    7.b.
                                                                     ----------------------------
                                                                     ----------------------------

 8. To be completed by banks with "Oaker deposits."
    Total "Adjusted Attributable Deposits" of all institutions acquired under Section 5(d)(3) of the Federal Deposit
    Insurance Act (from most recent FDIC Oaker Transaction
    Worksheet(s))..................................................  5518             N/A    8.
                                                                     ----------------------------
                                                                     ----------------------------

  9. Deposits in Lifeline accounts.................................  5596                    9.
 10. Benefit-responsive "Depository institution Investment
     Contracts" (included in total deposits in domestic offices)...  8432               0   10.
                                                                     ----------------------------

----------------
 (1) For FDIC insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.


 Legal Title of Bank:   BANK ONE, COLUMBUS, NA               Call Date:   9/30/95 ST-BK: 39-1580   FFIEC 031
 Address:               100 East Broad Street                                                     Page RC-22
 City, State   Zip:     Columbus, OH 43271-1066
 FDIC Certificate No.:  06559

 Schedule RC-0--Continued


                                                                     --------------------
                           Dollar Amounts in Thousands               RCOM  Bil  Mil  Thou
-----------------------------------------------------------------------------------------
 11. Adjustments to demand deposits in domestic offices reported in ScheduLe RC-E for certain reciprocal demand balances:
     a.  Amount by which demand deposits would be reduced if
         reciprocal demand balances between the reporting bank
         and savings associations were reported on a net basis
         rather than a gross basis in Schedule RC-E................  6785               0   11.a.
     b.  Amount by which demand deposits would be increased if
         reciprocal demand balances between the reporting bank
         and U.S. branches and agencies of foreign banks were
         reported on a gross basis rather than a net basis in
         Schedule RC-E.............................................  A181               0   11.b.
     c.  Amount by which demand deposits would be reduced if cash items in process of collection were included in the
         calculation of net reciprocal demand balances between
         the reporting bank and the domestic offices of U.S.
         banks and savings associations in Schedule RC-E...........  A182               0   11.c.

 Memoranda (to be completed each quarter except as noted)

                                                                     --------------------
                           Dollar Amounts in Thousands               RCOM  Bil  Mil  Thou
-----------------------------------------------------------------------------------------
 1. Total deposits in domestic offices of the bank (sum of
    Memorandum items 1.a.(1) and 1.b.(1) must equal
    Schedule RC, item 13.a):
    a. Deposit accounts of S100,000 or less:
       (1) Amount of deposit accounts of $100,000 or less..........  2702       2,480,222   M.1.a.(1)
       (2) Number of deposit accounts of $100,000 or less   Number
           (to be completed for the June        ------------------
           report only).........................RCOM 3779      N/A                          M.1.a.(2)
    b. Deposit accounts of more than $100,000:
       (1) Amount of deposit accounts of more than $100,000........  2710       1,655,216   M.l.b.(l)
                                               -------------------
       (2) Amount of deposit accounts of more               Number
           than $100,000.......................RCOM 2722     3,702                          M.1.b.(2)
 2. Estimated amount of uninsured deposits in domestic offices of the bank:
    a. An estimate of your bank's uninsured deposits can be
       determined by multiplying the number of deposit accounts
       of more than $100,000 reported in Memorandum item 1.b.(2)
       above by S100,000 and subtracting the result from the
       amount of deposit accounts of more than S100,000 reported
       in Memorandum item 1.b.(1) above.

    Indicate in the appropriate box at the right whether your bank    YES        NO
    has a method or procedure for determining a better estimate    -------------------
    of uninsured deposits than the estimate described above......    RCOM 6861     X        M.2.a.

    b. If the box marked YES has been checked, report the            RCOM  Bil  Mil  Thou
       estimate of uninsured deposits determined by using your       --------------------
       bank's method or procedure..................................  5597             N/A   M.2.b.


--------------------------------------------------------------------------------------------------
Person to whom questions about the Reports of Condition and Income should be directed: c477

Elizabeth G. Gilliland, Assistant Vice-President                 (614) 248-8563
------------------------------------------------                 ---------------------------------
Name and Title (TEXT 8901)                                       Area code/phone number/extension
                                                                 (TEXT 8902)



Legal Title of Bank:  BANK ONE, COLUMBUS, NA                 Call Date:   9/30/95 ST-SK: 39-1580 FFIEC 031
Address :             100 East Broad Street                                                     Page RC-23
City, State  Zip:     Columbus, OH 43271-1066
FDIC Certificate No.: 06559


SCHEDULE RC-R--RISK-BASED CAPITAL

This schedule must be completed by alL banks as follows: Banks that reported total assets of $1 billion or more in Schedule RC, item 12, for June 30, 1994, must complete items 2 through 9 and Memoranda items 1 and 2. Banks with assets of Less than $1 billion must complete items 1 and 2 below or ScheduLe
RC-R in its entirety, depending on their response to item 1 below.

1. Test for determining the extent to which Schedule RC-R must                    C480
   be completed. To be completed only by banks with total assets              ------------
   of Less than $1 billion. Indicate in the appropriate box at the            YES       NO
   right whether the bank has total capital greater than or equal             ------------
   to eight percent of adjusted total assets.......................  RCFD 6056              1.

   For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government-sponsored agency obligations plus the aLLowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L
   (see instructions).

   If the box marked YES has been checked, then the bank only has to complete item 2 below. If the box marked NO has been checked, the bank must complete the remainder of this schedule.

   A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.

                                                         -------------------------------------------
                                                               (Column A)                 (Column B)
                                                          Subordinated Debt(1)              Other
Item 2 is to be completed by all banks.                    and Intermediate                Limited-
                                                            Term Preferred              Life Capital
                                                                 Stock                   instruments
                                                         -------------------------------------------
                Dollar Amounts in Thousands              RCFD Bil Mil Thou         RCFD Bil Mil Thou
----------------------------------------------------------------------------------------------------
  2. Subordinated debt(1) and other limited-life
     capital instruments (original weighted average
     maturity of at Least five years) with a remaining
     maturity of:
     a. One year or less................................ 3780            0         3786            0    2.a.
     b. Over one year through two years................. 3781            0         3787            0    2.b.
     c. Over two years through three years.............. 3782            0         3788            0    2.c.
     d. Over three years through four years............. 3783            0         3789            0    2.d.
     e. Over four years through five years.............. 3784            0         3790            0    2.e.
     f. Over five years................................. 3785      189,219         3791            0    2.f.
  3. Not applicable

                                                        -------------------------------------------
Items 4-9 and Memoranda items 1 and 2 are to be completed      (Column A)              (Column B)
by banks that answered NO to item 1 above and                   Assets              Credit Equiv-
by banks with total assets of $1 billion or more.               Recorded             alent Amount
                                                                 on the             of Off-Balance
                                                              Balance Sheet          Sheet Items(2)
                                                         -------------------------------------------
                                                         RCFD Bil Mil Thou         RCFD Bil Mil Thou
                                                         -------------------------------------------
Assets and credit equivalent amounts of off-balance
sheet items assigned to the Zero percent risk category:
 a. Assets recorded on the balance sheet:
    (1) Securities issued by, other claims on, and
        claims unconditionally guaranteed by, the
        U.S. Government and its agencies and other
        DECO central governments........................ 3794      150,474                             4.a.(1)
    (2) All other....................................... 3795      134,395                             4.a.(2)
 b. Credit equivalent amount of off-balance
    sheet items.........................................                           3796      146,834   4.b.


------------------
1) Exclude mandatory convertible debt reported in Schedule RC-M, item 7.
2) Do not report in column B the risk-weighted amount of assets reported in column A.



Legal Title of Bank:  BANK ONE, COLUMBUS, NA              Call Date:   9/30/95 ST-BK: 39-1580 FFIEC 031
Address:              100 East Broad Street                                                    Page RC.
City, State   Zip:    Columbus, OH 43271-1066
FDIC Certificate No.: 06559


Schedule RC-R--Continued

                 Dollar Amounts in Thousands




                                                                     ----------------------------------------
                                                                         (Column A)            (Column B)
                                                                           Assets              Credit Equiv-
                                                                          Recorded             alent Amount
                                                                           on the              of Off-Balance
                                                                       Balance Sheet            Sheet Item(1)
                                                                     -----------------      -------------------
                                        Dollar Amounts in Thousands  RCFD Bil Mil Thou       RCFD Bil Mil Thou
                                                                     -----------------      -------------------

  5. Assets and credit equivalent amounts of off-balance sheet items assigned to the 20 percent risk category:
     a. Assets recorded on the balance sheet:
        (1) claims conditionally guaranteed by the U.S.
            Government and its agencies and other DEOC central
            governments                                               3798    139,581                           5.a.(1)
        (2) Claims collateralized by securities issued by the
            U.S. Government and its agencies and other DEOC central
            governments; by securities issued by U.S. Government-
            sponsored agencies; and by cash on deposit                3799          0                           5.a.(2)
        (3) All other                                                 3800    911,257                           5.a.(3)
     b. Credit equivalent amount of off-balance sheet items                                  3801       452,891 5.b
  6. Assets and credit equivalent amounts of off-balance sheet items assigned to the 50 percent risk category:
     a. Assets recorded on the balance sheet                          3802    208,249                           6.a

     b. Credit equivalent amount of off-balance sheet items                                  3803      4,946    6.b
  7. Assets and credit equivalent amounts of off-balance sheet items assigned to the 100 percent risk category:
     a. Assets recorded on the balance sheet                          3804  5,988,671                           7.a
     b. Credit equivalent amount of off-balance sheet items                                  3805      597,477  7.b
  8. Onbalance sheet asset values excluded from the calculation of the risk-based capital ratio(2)
  9. Total assets recorded on the balance sheet (sum of               3806        484                           8
     items 4.a, 5.a, 6.a, 7.a, and 8, column A)(must equal
     Schedule RC, item 12 plus items 4.b and 4.c)                     3807  7,533,111                           9.


Memoranda
                                                          Dollar Amounts in Thousands       RCFD Bit Mit Thou
-------------------------------------------------------------------------------------------------------------------
  1. Current credit exposure across all off-balance sheet
     derivative contracts covered by the
     risk-based capital standards                                                            8764      125,274  M.1.


                                                                      with a remaining maturity of
                                                 ----------------------------------------------------------------------
                                                 (Column A)                    (Column B)               (Column C)
                                                 One year or less            Over one year             Over 5 years
                                                                          through five years
                                                 ------------------------------------------------------------------------
                                                 RCFD Tril Bil Mil Thou   RCFD Tril Bil Mil Thou   RFCD Tril Bil Mil Thou
                                                 ------------------------------------------------------------------------
  2.  Notional principal amounts of
      through five years
      off-balance sheet derivative contracts(3):
      a.  Interest rate contracts                  3809       8,735,353       8766   10,569,917        8767       499,200   M.2.a
      b.  Foreign exchange contracts               3812         139,534       8769            0        8770             0   M.2.b
      c.  Gold contracts                           8771               0       8772            0        8773             0   M.2.c
      d.  Other precious metals contracts          8774               0       8775            0        8776             0   M.2.d
      e.  Other commodity contracts                8777               0       8778            0        8779             0   M.2.e
      f.  Equity derivative contracts              A000               0       A001            0        A002             0   M.2.f

-----------------------
 (1) Do not report in column B the risk-weighted amount of assets reported in column A.
 (2) Include the difference between the fair value and the
     amortized cost of available-for-sale securities in item 8 and report the amortized cost of these securities in item 4 through 7 above. Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate,
     foreign exchange rate, and commodity contracts and those
     contracts (e.g. futures contracts) not subject to risk-based capital. Exclude from item 8 margin accounts and accrued
     receivables as well as any portion of the allowance for Loan and lease losses in excess of the amount that may be included in Tier 2 capital.
 (3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

                                          34

Legal TitLe of Bank: BANK ONE, COLUMBUS, NA            CALL Date:  9/30/95 ST-B
Address:             100 East Broad Street
City, State   Zip:   Columbus, OH 43271-1066
FDIC Certificate No.: 06559

                  Optional Narrative Statement Concerning the Amounts
                    Reported in the Reports of Condition and Income
                       at close of business on September 30, 1995


BANK ONE, COLUMBUS, NA              Columbus                     Ohio
----------------------------  -------------------------  --------------------
Legal Title of Bank            City                       State


The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in column A and in all of Memorandum item 1 of Schedule RC-N is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the "No comment" box below and should make no entries of any kind in the space provided for the narrative statement; i.e., D0 NOT enter in this space such phrases as "No statement," "Not applicable," "N/A," "No comment," and "None."

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank's statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limit described above). THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.


-------------------------------------------------------------------------------
No comment /_/ (RCOM 6979)                                      / C471 / C472 /

BANK MANAGEMENT STATEMENT (please type or print clearly):
(TEXT 6980)


For regulatory purposes, the Bank defers the recognition of certain excess income relating to securitized loan sales until cash is received. The effect of this accounting method has decreased net income for the current year $20,376,000 and decreased retained earnings on a cumulative basis $94,233,000.


                                                            10-27-95
                 --------------------------------------  --------------------
                 Signature of Executive Officer of Bank   Date of Signature

Legal Title of Bank: BANK ONE, COLUMBUS, NA            CALL Date:  9/30/95 ST-B
Address:             100 East Broad Street
City, State   Zip:   Columbus, OH 43271-1066
FDIC Certificate No.: 06559



                    THIS PAGE IS TO BE COMPLETED BY ALL BANKS
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CALL NO. 193        31      09-30-95             OMB No. For OCC:  1557-0081
STBK: 39-1580 00088 STCERT: 39-06559             OMB No. For FDIC: 3064-0052
                                          OMB No. For Federal Reserve: 7100-0036
                                                   Expiration Date: 3/31/96

BANK ONE, COLUMBUS, NATIONAL ASSOCIA                      SPECIAL REPORT
100 EAST BROAD STREET                          (Dollar Amounts in Thousands)
COLUMBUS, OH   43271
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                     CLOSE OF BUSINESS     FDIC Certificate Number
                     DATE                   06559                  C-700
                    9/30/95
--------------------------------------------------------------------------------
  LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)
--------------------------------------------------------------------------------
  The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none"
against subitem (a).   (Exclude the first $15,000 of indebtedness of each
executive officer under bank credit card plan.) See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board
Regulation 0) for the definitions of "executive officer" and "extension of credit," respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.
--------------------------------------------------------------------------------

a. Number of loans made to executive officers since the previous Call Report date    RCFD 3561      6  a.
                                                                                     ----------------
b. Total dollar amount of above loans (in thousands of dollars)                      RCFD 3562    141  b.
                                                                                     ----------------
c. Range of interest charged on above loans
     (example: 9 3/4% = 9.75)                             RCFD 7701     9.25 % to   RCFD 7702  18.65 % c.
-----------------------------------------------------------------------------------------------------










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SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT                      DATE (Month, Day, Year)

/s/   Elizabeth G. Giltiland                                                    10/30/95
-----------------------------------------------------------------------------------------------------
NAME AND TITLE OF PERSON TO WHOM INQUIRIES MAY BE DIRECTED (TEXT 8903)        AREA CODE/PHONE NUMBER
 Elizabeth G. Giltiland, Assistant Vice-President                            EXTENSION (TEXT 8906)
                                                                              (614) 248-8563

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FDIC 8040/53 (6-95)

                                       36